MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

                           OFFER TO PURCHASE FOR CASH
                        AND SOLICITATION OF CONSENTS TO
                         THE AMENDMENT OF THE INDENTURE
                          RELATING TO ITS OUTSTANDING
                     12 1/8% SENIOR SECURED NOTES DUE 1999
                            AT A PRICE OF $1,078.74
                          PER $1,000 PRINCIPAL AMOUNT
                   PLUS ACCRUED AND UNPAID INTEREST UP TO BUT
                         NOT INCLUDING THE PAYMENT DATE

     MEDIQ/PRN Life Support Services, Inc. ('PRN') hereby offers (the 'Tender Offer') to purchase for cash, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation (the 'Offer to Purchase') and in the accompanying Consent and Letter of Transmittal (the 'Consent and Letter of Transmittal'), all of its 12 1/8% Senior Secured Notes due 1999 (the 'Notes') at a price of $1,078.74 per $1,000 principal amount, plus accrued and unpaid interest up to, but not including, the Payment Date (as defined herein). As of the date hereof, the outstanding principal balance of the Notes is $100 million.

     Upon the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal, PRN is soliciting (the 'Consent Solicitation') consents (the 'Consents') to the adoption of proposed amendments (the 'Proposed Amendments') to the indenture pursuant to which the Notes were issued (the 'Indenture'). Registered holders of the Notes ('Holders') who tender their Notes in the Tender Offer pursuant to the Consent and Letter of Transmittal and in accordance with the procedures described herein will be deemed to have consented to the Proposed Amendments. There will be no separate payment for the Consents with respect to the entire principal amount of the Notes tendered. The price paid by PRN for the Notes shall be deemed to include payment for the Consents.

     Notwithstanding any other provision of the Tender Offer or the Consent Solicitation, PRN's obligation to accept for purchase and to pay for Notes validly tendered pursuant to the Tender Offer and the Consent Solicitation is conditioned upon, among other things, the following: (a) there having been validly tendered (and not withdrawn) on or before the Expiration Date (as defined herein) a majority in aggregate principal amount of the Notes outstanding as of the date hereof, (b) the execution of a supplemental indenture to the Indenture providing for the Proposed Amendments following receipt of the Requisite Consents (as defined herein), and (c) the MEDIQ/PRN Credit Facility (as defined herein) having become effective and the conditions to borrowing thereunder having been satisfied. For a description of these and the other conditions to the Tender Offer and the Consent Solicitation, see 'The Tender Offer and the Consent Solicitation -- Conditions of the Tender Offer and the Consent Solicitation.'

     See 'Certain Considerations' and 'Certain Federal Income Tax Considerations' for discussions of certain factors that should be considered in evaluating the Tender Offer and the Consent Solicitation, and also see 'Proposed Amendments to the Indenture' for a description of the Proposed Amendments and the consequences of the adoption thereof to holders of Notes not purchased.

     Any Holder desiring to tender Notes should complete and sign the Consent and Letter of Transmittal (or a facsimile thereof) in accordance with the instructions set forth therein and mail or deliver such manually signed Consent and Letter of Transmittal (or such manually signed facsimile), together with the Notes and any other documents required by such Consent and Letter of Transmittal to American Stock Transfer & Trust Company (the 'Depositary'). Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee desiring to tender their Notes should request such registered Holder to effect the transaction on such beneficial owner's behalf.

     A Holder who desires to tender Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Notes are not immediately available may tender such Notes by following the procedures for guaranteed delivery set forth herein. See 'The Tender Offer and the Consent Solicitation -- Procedures for Tendering Notes and Delivering Consents -- Guaranteed Delivery'.

     To be valid, tender must be received by the Depositary by the Expiration Date.

     Consents and Letters of Transmittal, the Notes and any other required documents should be sent to the Depositary only, and the method of delivery of such documents to the Depositary is at the election and risk of the Holder tendering Notes. Questions and requests for assistance or additional copies of this Offer to Purchase, the Consent and Letter of Transmittal and the related Notice of Guaranteed Delivery may be directed to Michael F. Sandler, at (800) 222-4776.

     NEITHER PRN, MEDIQ INCORPORATED NOR THEIR RESPECTIVE BOARDS OF DIRECTORS MAKE ANY RECOMMENDATION AS TO WHETHER ANY HOLDER SHOULD TENDER ANY OR ALL OF SUCH HOLDER'S NOTES PURSUANT TO THE OFFER. EACH HOLDER MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER TO TENDER NOTES AND, IF SO, HOW MANY NOTES TO TENDER. PRN HAS BEEN ADVISED THAT CERTAIN OF ITS OFFICERS AND DIRECTORS INTEND TO TENDER NOTES PURSUANT TO THE OFFER. SEE 'PARTICIPATION OF INSIDERS IN THE TENDER OFFER.'

     THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 23, 1996, UNLESS EXTENDED (THE 'EXPIRATION DATE'). TENDERS OF NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME UNTIL THE REQUISITE CONSENTS HAVE BEEN RECEIVED AND THE SUPPLEMENTAL INDENTURE HAS BEEN EXECUTED, SUBJECT TO CERTAIN LIMITED EXCEPTIONS DESCRIBED HEREIN.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF PRN AS TO WHETHER HOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING NOTES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL ACCOMPANYING THIS OFFER. IF MADE OR GIVEN, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PRN.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS MADE ANY FINDING OR DETERMINATION AS TO THE FAIRNESS OF THIS TENDER OFFER, MADE ANY RECOMMENDATION OR ENDORSEMENT OF THE TENDER OFFER, OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                August 22, 1996

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

 AVAILABLE INFORMATION............................................     4

 SUMMARY..........................................................     5

 CERTAIN CONSIDERATIONS...........................................     8

 CAPITALIZATION OF PRN............................................     9

 SELECTED FINANCIAL INFORMATION...................................     9

 THE TENDER OFFER AND THE CONSENT SOLICITATION....................    11

 PROPOSED AMENDMENTS TO THE INDENTURE.............................    20

 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS........................    22

 MISCELLANEOUS....................................................    24

 GLOSSARY.........................................................    25

   ANNEX A -- COMPARISON OF INDENTURE PROVISIONS..................   A-1

   ANNEX B -- FINANCIAL STATEMENTS FOR THREE YEARS ENDED SEPTEMBER
      30, 1995....................................................   B-1

   ANNEX C -- FINANCIAL STATEMENTS FOR NINE MONTHS ENDED
      JUNE 30, 1996...............................................   C-1

                             AVAILABLE INFORMATION

     MEDIQ Incorporated ('MEDIQ'), which owns through subsidiaries, directly or indirectly, 100% of the outstanding capital stock of PRN, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the 'Commission'). Reports, proxy statements and other information filed by MEDIQ can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W, Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning MEDIQ may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the financial data appearing elsewhere in this Offer to Purchase. Certain capitalized terms used herein are defined in the Glossary, which begins on page 24 of this Offer to Purchase.

BUSINESS OF MEDIQ AND PRN

     MEDIQ, through its indirectly held wholly-owned subsidiaries, PRN and MEDIQ/PRN Life Support Services-I, Inc. ('PRN-I'), operates the largest movable critical care and life support medical equipment rental business in the United States. PRN rents a wide variety of movable medical equipment for use by acute care hospitals, alternative care facilities, nursing homes, and home health care companies. On September 30, 1994, PRN-I acquired the critical care and life support equipment of KCI Therapeutic Services, Inc., a subsidiary of Kinetic Concepts, Inc., which equipment is owned by PRN-I. The Notes are secured by certain medical equipment and other assets of PRN but not by any of the assets of PRN-I.

PURPOSES OF THE TENDER OFFER AND THE CONSENT SOLICITATION; THE PROPOSED
AMENDMENTS

     The Tender Offer is intended to reduce PRN's aggregate interest expense by replacing the higher interest bearing Notes with lower interest bearing loans under a proposed credit facility (the 'MEDIQ/PRN Credit Facility'), which PRN expects to enter into among PRN, MEDIQ, certain of MEDIQ's subsidiaries, Banque Nationale de Paris ('BNP'), NationsBank N.A. and certain other lenders. The reduction in interest expense will permit PRN to reinvest a greater portion of its cash flow in its business and increase PRN's operating and financial flexibility.

     The purpose of the Proposed Amendments is to enable PRN to enter into the MEDIQ/PRN Credit Facility and thereby reduce PRN's aggregate interest expenses as well as achieving greater operating and financial flexibility following the consummation of the Tender Offer and the Consent Solicitation and the MEDIQ/PRN Credit Facility (collectively, the 'Refinancing'). See 'The Tender Offer and the Consent Solicitation -- Purposes of the Tender Offer and the Consent Solicitation; The Proposed Amendments'.

     In addition, following the adoption of the Proposed Amendments, PRN presently intends, pursuant to the Indenture as amended, to irrevocably deposit with the Trustee non-callable obligations of or guaranteed by the United States of America, in an amount sufficient to pay the principal and interest on the Notes to their first redemption date and simultaneously to call the notes for redemption on or about July 1, 1997 at a redemption price of 103.5% of the principal amount of the Notes plus unpaid interest. Upon the one hundred and twenty-fifth (125th) day following such deposit, substantially all of the Company's obligations under the Indenture shall be terminated, and thereafter the Noteholders will look solely to such deposit for payment of amounts due with respect to the Notes.

                   THE TENDER OFFER AND CONSENT SOLICITATION

THE TENDER OFFER....................PRN is offering to purchase all of its outstanding 12 1/8% Senior Secured Notes due
                                    1999 (the 'Notes'). The principal amount of all outstanding Notes is $100 million.

THE CONSENT SOLICITATION............PRN is also seeking Consents from holders of the Notes to certain proposed amendments
                                    ('Proposed Amendments') to the indenture governing the Notes (the 'Indenture').

TENDER OFFER CONSIDERATION..........$1,078.74 for each $1,000 principal amount of Notes, plus accrued and unpaid interest up to, but not including, the Payment Date. The Tender Offer Consideration shall be deemed to include payment for the Consents.

REQUISITE CONSENTS..................The Proposed Amendments to the Indenture
                                    require the written consent of a majority in aggregate principal amount of the outstanding Notes. If the Proposed Amendments become effective, all persons who continue to hold Notes thereafter will be subject to the provisions of the Indenture as amended by the Proposed Amendments. Upon receipt of the Requisite Consents, PRN intends to enter into a supplemental indenture giving effect to the Proposed Amendments (the 'Supplemental Indenture'). However, the Supplemental Indenture will not become effective unless and until PRN has accepted all Notes validly tendered for purchase (and not withdrawn) pursuant to the Tender Offer (the 'Acceptance Date').

DELIVERY OF CONSENTS................The tender of Notes by a Holder thereof in the Tender Offer will be conclusively deemed to constitute a Consent to all of the Proposed Amendments with respect to the Notes tendered. Holders may not deliver Consents with respect to any Notes without tendering such Notes in the Tender Offer and may not tender any Notes without such tender constituting a Consent with respect to such Notes.

PROPOSED AMENDMENTS.................The Proposed Amendments would: (i) delete the sections in the Indenture entitled:
                                    'Limitation on Restricted Payments',
                                    'Limitation on Payment Restrictions
                                    Affecting Subsidiaries', 'Limitation on
                                    Incurrences of Additional Indebtedness',
                                    'Compliance Certificate', 'SEC Reports',
                                    'Guarantees of Certain Indebtedness',
                                    'Limitation on Transactions with
                                    Affiliates', and 'Transfer of Assets to
                                    Subsidiaries of the Company,'; and (ii)
                                    modify the sections in the Indenture
                                    entitled 'Conflicting Agreements',
                                    'Limitation on Liens', 'When Company May
                                    Merge, etc.', 'Termination of Obligations',
                                    'Application of Trust Money' and the
                                    definition of 'permitted liens'.

CONDITIONS OF THE TENDER OFFER......PRN's obligation to accept for purchase and pay for the Notes validly tendered is
                                    subject to and conditioned upon, among other things, the following: (i) there having been validly tendered (and not withdrawn) on or before the Expiration Date a majority in aggregate principal amount of the Notes outstanding (the 'Minimum Tender Condition'), (ii) the execution of the Supplemental Indenture providing for the Proposed Amendments following receipt of the Requisite Consents (the 'Supplemental Indenture Condition') and (iii) the MEDIQ/PRN Credit Facility shall have been entered into and all conditions to the borrowing thereunder of an amount sufficient to repurchase all validly tendered Notes, repay certain other indebtedness, and make certain other payments, shall have been satisfied (the 'Credit Facility Condition').

EXPIRATION DATE.....................5:00 p.m., New York time, on September 23,
                                    1996, unless extended by PRN.

PROCEDURE TO TENDER.................For a holder validly to tender Notes, a properly completed and validly executed
                                    Consent and Letter of Transmittal, or a
                                    facsimile thereof, must be received by the Depositary, together with tendered Notes, prior to the Expiration Date. A holder who desires to tender Notes but cannot comply with the delivery requirement may tender such Notes following the procedures set forth for guaranteed delivery.

WITHDRAWAL OF TENDERS AND CONSENTS..Tenders of Notes and Consents may be
                                    withdrawn at any time until the Requisite
                                    Consents have been received and the
                                    Supplemental Indenture has been executed by PRN and the Trustee under the Indenture.

CERTAIN CONSIDERATIONS..............See 'Certain Considerations' for a
                                    discussion of certain factors that should be considered in evaluating the Tender Offer and the Consent Solicitation.

DEPOSITARY..........................American Stock Transfer & Trust Company is
                                    serving as Depositary in connection with the Tender Offer and the Consent Solicitation. Its telephone number is (718) 921-8200.

                             CERTAIN CONSIDERATIONS

     The following considerations, in addition to the other information set forth herein, should be considered carefully by Holders and beneficial owners of Notes.

POTENTIAL ADVERSE EFFECTS OF TENDER OFFER AND CONSENT SOLICITATION ON HOLDERS OF NOTES NOT TENDERED

     The Notes are not listed on any securities exchange and are not quoted through the National Association of Securities Dealers Automated Quotation System, although Dillon Reed & Co. makes a market in the Notes. To the extent that Notes are tendered and accepted for payment in the Tender Offer, the trading market for Notes that remain outstanding is expected to be significantly more limited, which might adversely affect the liquidity of the Notes. The extent of the trading market and the availability of price quotations would depend upon a number of factors, including the number of holders of Notes remaining at such time. As a result, there can be no assurance that any trading market for the Notes will exist after consummation of the Tender Offer and the Consent Solicitation. An issue of securities with a smaller outstanding market value available for trading (the 'float') may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for Notes that are not tendered in the Tender Offer may be affected adversely to the extent that the amount of Notes purchased pursuant to the Tender Offer reduces the float. The reduced float also may tend to make the trading prices of the Notes that are not so purchased more volatile.

EFFECT OF THE PROPOSED AMENDMENTS ON HOLDERS WHO DO NOT TENDER

     If the Tender Offer is consummated and the Proposed Amendments become operative, Holders of Notes that are not purchased pursuant to the Tender Offer for any reason will no longer be entitled to the benefits of certain restrictive covenants and other provisions contained in the Indenture that will have been eliminated or modified by the Proposed Amendments. The Proposed Amendments would permit PRN to take actions that could significantly increase the credit risks with respect to PRN faced by the Holders or that could otherwise be adverse to the interest of the Holders. Under the Proposed Amendments, for example, PRN would be permitted to increase the amount of indebtedness that it may incur and grant liens on the collateral securing the Notes (that are subordinated to the liens securing the Notes), and PRN would not be restricted from paying dividends. Furthermore, under the Proposed Amendments PRN is permitted to cease providing Holders with copies of periodic reports containing information as prescribed by the reporting requirements under the Exchange Act, except to the extent required by the Trust Indenture Act of 1939. See 'Proposed Amendments to the Indenture.'

     The Proposed Amendments will also permit PRN to defease the Notes. It is the intention of PRN to defease any Notes not tendered in the Tender Offer simultaneously with or shortly after the closing of the Tender Offer. In order to defease the Notes, PRN is required to deposit certain U.S. Government obligations sufficient to pay the principal of and interest plus redemption premium on the outstanding Notes to redemption with the Trustee. One hundred and twenty-five (125) days following such deposit, substantially all of the Company's obligations under the Indenture would be terminated. See 'Proposed Amendments to the Indenture'. The Notes would then be redeemed at 103.5% of the principal amount of the Notes, plus any unpaid interest, on or about July 1, 1997 with the proceeds from such deposit. In addition, under regulations recently adopted by the Internal Revenue Service, the Proposed Amendments, considered together with the anticipated defeasance of the Notes, are likely to constitute a 'significant' modification of the Notes within the meaning of such regulations, which could result in a deemed exchange of the Notes for federal tax purposes.

     See 'Certain Federal Income Tax Considerations' for discussions of certain factors that should be considered in evaluating the Tender Offer and the Consent Solicitation and the effect of the Proposed Amendments and anticipated defeasance on non-tendering Holders, and also see 'Proposed Amendments to the Indenture' for a description of the Proposed Amendments and the consequences to Holders of Notes not tendered.

                             CAPITALIZATION OF PRN

     The following table sets forth the capitalization of PRN as of June 30, 1996 on a historical actual basis and as adjusted to give effect to the consummation of the Tender Offer and Consent Solicitation, assuming 100% of the Notes are purchased and the completion of the proposed MEDIQ/PRN Credit Facility. The table should be read in conjunction with the financial statements of PRN and notes thereto and the other financial information contained in the documents attached hereto.

                                                                                                JUNE 30, 1996
                                                                                            ---------------------
                                                                                             ACTUAL   AS ADJUSTED
                                                                                            --------  -----------
                                                                                                (IN THOUSANDS)
Short-term debt:
  Notes payable(1).....................................................................     $  7,900    $ 7,900
  Long-term debt-current (2)...........................................................        2,807      8,490
                                                                                            --------    --------
     Total short-term debt.............................................................     $ 10,707    $ 16,390
Long-term debt (2).....................................................................      104,501     199,896
Stockholder's equity:
  Class A common stock -- $.01 par value, 2,000 shares authorized, none issued.........           --          --
  Common stock -- $.01 par value, 20,000 shares authorized, 10,000 shares issued and
     outstanding.......................................................................            1           1
  Additional paid-in capital...........................................................       17,522      17,522
  Accumulated deficit..................................................................       (7,172)    (13,613)
                                                                                            --------    --------
     Total shareholder's equity........................................................       10,351       3,910
                                                                                            --------    --------
Total capitalization...................................................................     $125,559    $220,196
                                                                                            ========    ========

- ------------------
(1) In conjunction with the MEDIQ/PRN Credit Facility, the current $15,000,000 working capital facility will be replaced with a $25,000,000 working capital facility.
(2) In addition to PRN refinancing substantially all of its senior debt with the proceeds of the MEDIQ/PRN Credit Facility, PRN will be advancing approximately $78,000,000 to MEDIQ, PRN Holdings, Inc. and PRN-I, to refinance all of their senior debt and a portion of their subordinated debt, and to purchase an outstanding warrant of PRN Holdings, Inc. In addition, approximately $23,000,000 of additional proceeds will be utilized to pay the expenses of the transaction, accrued interest, and the prepayment premium on the Notes.

                         SELECTED FINANCIAL INFORMATION
                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

     The selected historical financial information of PRN shown below for the fiscal years ended September 30, 1995 and 1994 has been derived from PRN's audited financial statements. The financial information for the nine-month periods ended June 30, 1996 and 1995 has been derived from PRN's unaudited financial statements and includes, in the opinion of PRN's management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information for such periods in all material respects. The information set forth below is qualified by reference to, and should be read in conjunction with, PRN's financial statements and related notes included herewith. Results for the nine-month period ended June 30, 1996 are not necessarily indicative of the results which may be expected for the fiscal year as a whole.

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

                                                              NINE MONTHS ENDED              YEAR ENDED
                                                           ------------------------  ----------------------------
                                                             JUNE 30,     JUNE 30,    SEPTEMBER 30,  SEPTEMBER 30,
                                                               1996         1995          1995           1994
                                                           -----------  -----------  -------------  -------------
                                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues.............................................   $101,231    $  99,215      $128,810       $ 74,944
Operating income.........................................     10,832        8,702         9,115          5,083
Interest expense.........................................     10,480       10,655        14,012         13,372
(Loss) income before income tax (benefit) benefit
  expense................................................        352       (1,953)       (4,897)        (8,289)
Net loss.................................................       (126)      (1,583)       (3,723)        (6,285)
Ratio of Earnings to Fixed Charges(1)....................       1.03          .84           .69            .44

BALANCE SHEET DATA (AT END OF PERIOD):
Working capital..........................................     13,864        9,841        11,301            492
Rental equipment, net....................................     74,729       87,795        83,554         98,984
Total assets, net of goodwill............................    138,830      144,605       132,183        143,803
Total long-term debt(2)..................................    107,308      113,027       110,764        119,570
Stockholder's equity.....................................     10,351       12,617        10,477         14,200

- ------------------
(1) For purposes of calculating the ratio of earnings to fixed charges, earnings are computed by adding to net income the provisions for income taxes and fixed charges. Fixed charges consist of interest expense and the portion of operating lease rent expense deemed representative of interest.
(2) Includes long-term debt and current maturities of long-term debt and excludes all other liabilities of PRN.

                 THE TENDER OFFER AND THE CONSENT SOLICITATION

PURPOSES OF THE TENDER OFFER AND THE CONSENT SOLICITATION; THE PROPOSED
AMENDMENTS

     The Tender Offer is intended to reduce PRN's aggregate interest expense by replacing the higher interest bearing Notes with lower interest bearing loans under the MEDIQ/PRN Credit Facility. The reduction in interest expense will permit PRN to reinvest a greater portion of its cash flow in its business and increase PRN's operating and financial flexibility. In addition, the Proposed Amendments will permit the Notes to be defeased.

     The purpose of the Proposed Amendments to the Indenture is to enable PRN to enter into the MEDIQ/PRN Credit Facility and to achieve greater operating and financial flexibility following the Refinancing, including, among other things, the ability to consolidate operations with PRN-I by merger or other transactions. See 'Proposed Amendments to the Indenture'.

PRINCIPAL TERMS OF THE TENDER OFFER AND THE CONSENT SOLICITATION

     Upon the terms and subject to the conditions set forth in this Offer to Purchase and in the accompanying Consent and Letter of Transmittal, PRN is offering to purchase for cash all outstanding Notes at a price of $1,078.74 per $1,000 principal amount, plus accrued and unpaid interest up to, but not including, the Payment Date (the 'Tender Offer Consideration'). The last scheduled interest payment date on the Notes prior to the Expiration Date was June 30, 1996. Thus, accrued interest, which will constitute a portion of the Tender Offer Consideration, will be paid from July 1, 1996 up to, but not including, the Payment Date.

     Upon the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal, PRN is soliciting Consents from Holders of Notes to the Proposed Amendments. Holders of Notes who tender their Notes in the Tender Offer pursuant to the terms of the Consent and Letter of Transmittal will be deemed to have consented to the Proposed Amendments. There will be no separate payment for the Consents. The price paid by PRN for the Notes will be deemed to include payment for the Consents.

     The total amount of funds required to purchase all of the notes pursuant to the Offer is approximately $111 million. PRN expects to borrow the required funds under the proposed MEDIQ/PRN Credit Facility. The MEDIQ/PRN Credit Facility is expected to be a $260 million credit facility consisting of (i) a six-year $100 million acquisition revolving credit facility which will convert to an amortizing term facility approximately eighteen months after the closing of the MEDIQ/PRN Credit Facility, (ii) a six-year, $25 million working capital revolving credit facility (with a $7.5 million sublimit for standby letters of credit), (iii) a six-year, $35 million term loan, and (iv) an eight-year, $100 million term loan. The rate of interest is expected to be equal to either (i) BNP's base rate plus an additional amount which will vary from .25% to 1.75% depending on the total consolidated leverage ratio of MEDIQ, or, at the option of MEDIQ, (ii) BNP's Eurodollar Rate plus an additional amount which will vary from 1.75% to 3.25% depending on the total consolidated leverage ratio of MEDIQ. The lenders under the MEDIQ/PRN Credit Facility will have a security interest in substantially all the property of PRN, MEDIQ and certain subsidiaries of MEDIQ, including a security interest in the collateral for the Notes which is subordinate to that in favor of the Trustee for the benefit of the Holders of the Notes. However, such lenders will not have a lien on any securities or other assets transferred to the Trustee to defease the Notes.

     The credit agreement and other documents relating to the MEDIQ/PRN Credit Facility are currently being negotiated with the lenders. The conditions precedent to the initial extension of credit under the MEDIQ/PRN Credit Facility are expected to include (i) the delivery of definitive loan and security documents, (ii) the consummation of the Tender Offer and the effectiveness of the Proposed Amendments to the Indenture, (iii) the completion of the lenders' due diligence investigation of PRN, MEDIQ and the other loan parties, (iv) the merger of PRN-I into PRN, and (v) the absence of any default under the MEDIQ/PRN Credit Facility, any material litigation and any material adverse change since September 30, 1995, in the business, condition, operations, performance, properties or prospects.

     It is PRN's present intention to defease any Notes still outstanding after the consummation of the Tender Offer, which will result in the termination of all rights that Holders have in the Note collateral 125 days following the deposit of the defeasance securities.

     PRN intends to use the MEDIQ/PRN Credit Facility to fund the Tender Offer, the defeasance of any Notes not tendered in the Tender Offer, purchase of an outstanding warrant of PRN Holdings, Inc., the refinancing of substantially all of PRN's and MEDIQ's existing debt, exclusive of MEDIQ's 7.5% Subordinated Notes due 2003, MEDIQ's 7.25% Convertible Subordinated Debentures due 2006, and certain capitalized leases, and pay the expenses associated with such refinancings; such uses are expected to be approximately $210 million in the aggregate. The MEDIQ/PRN Credit Facility will also be available to finance acquisitions (subject to the satisfaction of certain conditions in the MEDIQ/PRN Credit Facility) which PRN may undertake in the future as well as to finance working capital requirements. PRN anticipates that the refinancing of the Notes will result in a lower interest cost for PRN and PRN intends to repay the borrowings from the MEDIQ/PRN Credit Facility from operating revenues.

     Under the Indenture, the Proposed Amendments require the written consent of the Holders of at least a majority in aggregate principal amount outstanding of the Notes (the 'Requisite Consent'). If the Requisite Consents are received and a Supplemental Indenture (as defined herein) reflecting the Proposed Amendments becomes operative, all persons who continue to hold Notes thereafter will be subject to the provisions of the Indenture as amended by the Proposed Amendments. Furthermore, if the Notes are defeased, PRN will be released from most of the Indenture covenants and the Notes not tendered pursuant to the Tender Offer will be called for redemption on July 1, 1997.

     Upon receipt of the Requisite Consents, PRN will enter into a Supplemental Indenture reflecting the Proposed Amendments. However, the Proposed Amendments will not become effective until PRN has accepted all Notes validly tendered for purchase (and not withdrawn) pursuant to the Tender Offer (the 'Acceptance Date'). See 'Acceptance of Notes for Payment; Payment for Notes.'

     A record date is not being set with respect to the Consent Solicitation because Holders of Notes may not consent to the Proposed Amendments without tendering their Notes in the Tender Offer and the Indenture does not require the setting of a record date.

CONDITIONS OF THE TENDER OFFER AND THE CONSENT SOLICITATION

     Notwithstanding any other provision of the Tender Offer and the Consent Solicitation, PRN will not be required to accept for payment, or to pay for, Notes tendered pursuant to the Tender Offer and may terminate, extend or amend the Tender Offer and the Consent Solicitation and may, subject to Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), postpone the acceptance of Notes so tendered if, on the Expiration Date (a) the Minimum Tender Condition shall not have been satisfied, (b) the Supplemental Indenture Condition shall not have been satisfied, (c) the Credit Facility Condition shall not have been satisfied or (d) any of the General Conditions (as defined below) shall not have been satisfied.

     For purposes of the foregoing provisions, all the 'General Conditions' shall be deemed to have been satisfied unless any of the following conditions shall occur prior to the Acceptance Date:

          (i) there shall have been instituted, threatened or be pending any action or proceeding before or by any court or governmental regulatory or administrative agency or instrumentality, or by any other person, in connection with the Tender Offer or the Consent Solicitation, or any other action or proceeding that is, or is reasonably likely to be, in the sole judgment of PRN, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of PRN;

          (ii) there shall have occurred any material adverse development, in the sole judgment of PRN, with respect to any action or proceeding concerning PRN existing on the date hereof;

          (iii) any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the sole judgment of PRN, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of PRN;

          (iv) there shall have occurred or be likely to occur any event that, in the sole judgment of PRN, would or might prohibit, prevent, restrict or delay consummation of the Tender Offer or the Consent Solicitation or that will, or is reasonably likely to, materially impair the contemplated benefits to PRN of the Tender Offer or the Consent Solicitation, or otherwise result in the consummation of the Tender Offer or the Consent Solicitation not being or not being reasonably likely to be in the best interests of PRN;

          (v) the trustee under the Indenture shall have objected in any respect to, or taken any action that could, in the sole judgment of PRN, adversely affect the consummation of the Tender Offer or the Consent Solicitation or PRN's ability to cause the Proposed Amendments to be effected, or shall have taken any action that challenges the validity or effectiveness of any of the procedures used by PRN in soliciting the Consents to the Proposed Amendments (including the form thereof) or in making the Tender Offer or the Consent Solicitation or the acceptance of, or payment for, any of the Notes; or

          (vi) there shall have occurred (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the trading prices for the Notes or in MEDIQ's securities, (c) a material impairment in the trading market for debt securities that could, in the sole judgment of PRN, affect the Tender Offer or the Consent Solicitation,
     (d) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the reasonable judgment of PRN, might affect, the extension of credit by banks or other lending institutions, (f) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States, or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

     The conditions to the Tender Offer and the Consent Solicitation are for the sole benefit of PRN and may be asserted by PRN in its sole discretion regardless of the circumstances giving rise to such conditions or may be waived by PRN, in whole or in part, at any time and from time to time, in its sole discretion, whether or not any other condition of the Tender Offer and the Consent Solicitation is also waived. Any determination by PRN concerning the events described in this section shall be final and binding upon all persons.

PARTICIPATION OF INSIDERS IN THE TENDER OFFER

     PRN has been advised by Stephen R. Hanlon, Vice President of MIS for PRN; Michael F. Sandler, Senior Vice President and Chief Financial Officer of MEDIQ; Elliot Sloane, Vice President of Quality Improvement for PRN and Eugene M. Schloss, Jr., Secretary of MEDIQ, that they may tender all their Notes pursuant to the Offer. Stephen R. Hanlon owns $10,000 principal amount of Notes, Michael
F. Sandler owns $20,000 principal amount of Notes, Elliot Sloane owns $5,000 principal amount of Notes and Eugene M. Schloss, Jr. owns $20,000 principal amount of Notes. NEITHER PRN, MEDIQ INCORPORATED NOR THEIR RESPECTIVE BOARDS OF DIRECTORS MAKE ANY RECOMMENDATION AS TO WHETHER ANY NOTEHOLDER SHOULD TENDER ANY OR ALL OF SUCH HOLDER'S NOTES PURSUANT TO THE OFFER. EACH NOTEHOLDER MUST MAKE SUCH HOLDER'S OWN DECISION WHETHER TO TENDER NOTES AND, IF SO, HOW MANY NOTES TO TENDER.

EXPIRATION DATE; EXTENSION; AMENDMENT; TERMINATION

     The Tender Offer and the Consent Solicitation will expire at 5:00 p.m., New York City time, on September 23, 1996, unless extended by PRN. PRN expressly reserves the right to extend the Tender Offer and the Consent Solicitation on a daily basis or for such period or periods as it may determine in its sole discretion from time to time by giving written or oral notice to the Depositary and by making a public announcement by press release (which shall include disclosure of the approximate principal amount of Notes deposited to date) to the Dow Jones News Service prior to 9:00 A.M., New York City time, on the next business day following the previously scheduled Expiration Date. PRN does not intend to extend the Tender Offer and the Consent Solicitation independently of each other. During any extension of the Tender Offer and the Consent Solicitation, all Notes previously tendered and not accepted for payment will remain subject to the Tender Offer and the Consent Solicitation and, subject to the terms and conditions of the Tender Offer and the Consent Solicitation, may be accepted for payment by PRN.

     Notwithstanding anything herein to the contrary, PRN expressly reserves the absolute right, in its sole discretion, to (a) waive any condition to the Tender Offer and the Consent Solicitation, (b) amend any term of the Tender Offer and the Consent Solicitation and (c) modify the Tender Offer Consideration. The Tender Offer and the Consent Solicitation may be amended independently of each other. Any waiver or amendment applicable to the Tender Offer or the Consent Solicitation, as the case may be, will apply to all Notes tendered or for which a Consent was delivered, as the case may be, regardless of when or in what order such Notes were tendered or such Consents were delivered, as the case may be. If PRN makes a material change in the terms of either the Tender Offer or the Consent Solicitation, or in the information concerning the Tender Offer or the Consent Solicitation, or if it waives a material condition of the Tender Offer or the Consent Solicitation, PRN will disseminate additional Tender Offer and Consent Solicitation materials and will extend the Tender Offer and the Consent Solicitation, in each case to the extent required by applicable law. If PRN changes the principal amount of Notes subject to the Tender Offer or increases or decreases the cash purchase price for the Notes subject to the Tender Offer and the Consent Solicitation, PRN will, to the extent required by applicable law, cause the Tender Offer and the Consent Solicitation to be extended, so that the Tender Offer and the Consent Solicitation remain open at least until the expiration of ten business days from the date that notice of such increase or decrease is first published, sent or given by PRN to Holders in respect of the Tender Offer and the Consent Solicitation. For purposes of the Tender Offer and the Consent Solicitation, the term 'business day' means any day other than a Saturday, Sunday or federal holiday. If the Tender Offer or the Consent Solicitation is amended prior to the Expiration Date in a manner determined by PRN to constitute a material adverse change to the Holders, PRN promptly will disclose such amendment in a public announcement and will extend the Tender Offer and the Consent Solicitation for a period deemed by it to be adequate to permit Holders to deliver or withdraw their tenders and revoke their Consents. See 'Withdrawal of Tenders; Revocation of Consents' below.

     PRN expressly reserves the right, in its sole discretion, to terminate the Tender Offer and the Consent Solicitation if any of the conditions applicable thereto set forth above under 'Conditions of the Tender Offer and the Consent Solicitation' shall exist and shall not have been waived by PRN. Any such termination will be followed promptly by public announcement thereof. The Tender Offer and the Consent Solicitation may not be terminated independently of each other. If PRN terminates the Tender Offer and the Consent Solicitation, it will give immediate notice thereof to the Depositary, and all Notes theretofore tendered and not accepted for payment and all Consents theretofore delivered will be returned promptly to the tendering and delivering Holders thereof. See '-- Withdrawal of Tenders; Revocation of Consents' below and '-- Conditions of the Tender Offer and the Consent Solicitation' above.

ACCEPTANCE OF NOTES FOR PAYMENT; PAYMENT FOR NOTES

     Upon the terms and subject to the conditions of the Tender Offer and the Consent Solicitation, PRN will accept for payment all Notes validly tendered pursuant to the Tender Offer (or defectively tendered, if PRN has waived such defect) and not properly withdrawn, promptly after the later of (a) the Expiration Date and (b) the satisfaction or waiver of the Conditions specified in the Tender Offer. PRN will not accept Notes for payment before the Expiration Date. Promptly after the Acceptance Date, PRN will pay for such Notes. The date of payment with respect to the Tender Offer and Consent Solicitation is referred to herein as the 'Payment Date'.

     PRN expressly reserves the right, in its sole discretion, to delay acceptance for payment of Notes tendered under the Tender Offer or the payment for Notes accepted for payment (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a Tender Offer), or to terminate the Tender Offer and the Consent Solicitation and not accept for payment any Notes not theretofore accepted for payment, if any of the conditions set forth above under 'Conditions of the Tender Offer and the Consent Solicitation' shall not have been satisfied or waived by PRN or in order to comply in whole or in part with any applicable law. In all cases, payment for Notes accepted for payment pursuant to the Tender Offer will be made only after timely receipt by the Depositary of Notes and a properly completed and validly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof), and any other documents required thereby.

     For purposes of the Tender Offer, PRN will be deemed to have accepted for payment validly tendered Notes (or defectively tendered Notes, if PRN has waived such defect) if, as and when PRN gives oral or written notice thereof to the Depositary. Payment for Notes accepted for payment in the Tender Offer will be made by PRN on the Payment Date by deposit with the Depositary, which will act as agent for the tendering Holders for the purposes of receiving the Tender Offer Consideration and transmitting the Tender Offer Consideration to such Holders. Upon the terms and subject to the conditions of the Tender Offer, delivery of the Tender Offer Consideration for Notes accepted for payment pursuant to the Tender Offer will be made by the Depositary promptly after receipt of funds for the payment of such Notes by the Depositary.

     Tenders of and Consents with respect to Notes pursuant to the Tender Offer and the Consent Solicitation will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

     If, for any reason, acceptance for payment of, or payment for, validly tendered Notes pursuant to the Tender Offer and the Consent Solicitation is delayed or PRN is unable to accept for payment, or to pay for, validly tendered Notes pursuant to the Tender Offer and the Consent Solicitation, then the Depositary may, nevertheless, on behalf of PRN, retain tendered Notes, without prejudice to the rights of PRN described under '-- Expiration Date; Extension; Amendment; Termination' and '-- Conditions of the Tender Offer and the Consent Solicitation' above and '-- Withdrawal of Tenders; Revocation of Consents' below, but subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the Notes deposited by or on behalf of Holders thereof promptly after the termination or withdrawal of a tender offer.

     If any tendered Notes are not accepted for payment for any reason pursuant to the terms and conditions of the Tender Offer and the Consent Solicitation, unpurchased Notes will be returned, without expense, to the tendering Holder, unless otherwise requested by such Holder under 'Special Delivery Instructions' in the Consent and Letter of Transmittal, promptly following the Expiration Date or the termination of the Tender Offer and the Consent Solicitation.

     Tendering Holders of Notes purchased in the Tender Offer and the Consent Solicitation will not be obligated to pay brokerage commissions or fees or to pay transfer taxes with respect to the purchase of their Notes unless the box entitled 'Special Payment Instructions' or the box entitled 'Special Delivery Instructions' in the Consent and Letter of Transmittal has been completed, as described in the instructions thereto. PRN will pay all other charges and expenses in connection with the Tender Offer and the Consent Solicitation. See 'Depositary' and 'Miscellaneous' below.

PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS

     General

     Holders of Notes who tender their Notes in the Tender Offer pursuant to the Consent and Letter of Transmittal and in accordance with the procedures described below will be deemed to have consented to the Proposed Amendments with respect to the Notes tendered. Holders of Notes may not deliver Consents without tendering their Notes in the Tender Offer.

     Tenders of and Consents for Notes

     For a Holder validly to tender Notes pursuant to the Tender Offer, a properly completed and validly executed Consent and Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the instructions to the Consent and Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase, and tendered Notes must be received by the Depositary at any of such addresses, in each case on or prior to the Expiration Date. A Holder who desires to tender Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     Delivery of Consents and Letters of Transmittal

     If the Notes are registered in the name of a person other than the signer of a Consent and Letter of Transmittal, then, in order to tender such Notes pursuant to the Tender Offer, the Notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered owner or owners appear on the Notes, with the signatures on the Notes or bond powers guaranteed as provided below, assigning the Notes to the person who executed the Consent and Letter of Transmittal. If the Consent and Letter of Transmittal is signed by a beneficial owner who is not either (x) the registered owner of such Notes or (y) the agent of the registered owner of such Notes duly appointed by written proxy delivered to the Depositary, the registered owner must complete and sign the 'Consent Box' set forth in the Consent and Letter of Transmittal, as Notes may not be tendered without also consenting to the Proposed Amendments, and only registered owners (or their duly appointed agents) are entitled to deliver Consents.

     Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Notes and deliver a Consent should contact such registered Holder promptly and instruct such registered Holder to tender Notes and deliver Consents on such beneficial owner's behalf. If such beneficial owner wishes to tender such Notes himself, such beneficial owner must, prior to completing and executing the Consent and Letter of Transmittal and, where applicable, delivering such Notes, either make appropriate arrangements to register ownership of the Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take a considerable amount of time.

     CONSENTS AND LETTERS OF TRANSMITTAL, NOTES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO THE DEPOSITARY ONLY. CONSENTS AND LETTERS OF TRANSMITTAL, NOTES AND ANY OTHER REQUIRED DOCUMENTS SHOULD NOT BE SENT TO PRN OR THE TRUSTEE FOR THE NOTES.

     THE METHOD OF DELIVERY OF NOTES, CONSENTS AND LETTERS OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING NOTES. IF SUCH DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE DEPOSITARY PRIOR TO SUCH DATE.

     Signature Guarantees

     Signatures on the Consent and Letter of Transmittal must be guaranteed by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each of the foregoing being referred to herein as an 'Eligible Institution'), unless (a) the Consent and Letter of Transmittal is signed by the registered Holder of the Notes tendered therewith and neither the 'Special Payment Instructions' box nor the 'Special Delivery Instructions' box of the Consent and Letter of Transmittal is completed, or (b) such Notes are tendered for the account of an Eligible Institution.

     Guaranteed Delivery

     If a Holder desires to tender Notes pursuant to the Tender Offer and (a) such Notes are not immediately available or (b) time will not permit such Holder's Consent and Letter of Transmittal, Notes or other required documents to reach the Depositary on or prior to the Expiration Date, a tender may be effected if all the following are complied with:

          (a) such tender is made by or through an Eligible Institution;

          (b) on or prior to the Expiration Date, the Depositary has received from such Eligible Institution(s), at one of the addresses of the Depositary set forth on the back cover of this Offer to Purchase, a properly completed and validly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) in substantially the form provided in this Offer to Purchase, setting forth the name(s) and address(es) of the registered Holder(s), and the principal amount of Notes being tendered and as to which Consents are given, and stating that the tender is being made thereby and guaranteeing that, within three business days after the date of the Notice of Guaranteed Delivery, the applicable Consent and Letter of Transmittal validly executed (or a facsimile thereof), together with the Notes, and any other documents required by the Consent and Letter of Transmittal and the instructions thereto, will be deposited by such Eligible Institution with the Depositary; and

          (c) the Consent and Letter of Transmittal in proper form (or a facsimile thereof), properly completed and validly executed, together with all physically delivered Notes in proper form for transfer, and any other required documents are in fact received by the Depositary within three business days after the date of the Notice of Guaranteed Delivery.

     Lost or Missing Notes

     If a Holder desires to tender Notes pursuant to the Tender Offer, but the Notes have been mutilated, lost, stolen or destroyed, such Holder should write to or telephone the Trustee under the Indenture at the address or telephone number listed below, about procedures for obtaining replacement certificates for such Notes or arranging for indemnification or any other matter that requires handling by the Trustee:

        SUMMIT BANK
        210 Main Street, 6th Floor
        Hackensack, New Jersey 07602
        Attention: Corporate Trust Department
        Telephone: (201) 646-0087

     Other Matters

     Notwithstanding any other provision of the Tender Offer and the Consent Solicitation, payment of the Tender Offer Consideration for Notes tendered and accepted for payment pursuant to the Tender Offer will occur only after timely receipt by the Depositary of the tendered Notes, together with a properly completed and validly executed Consent and Letter of Transmittal (or a facsimile thereof) and any other required documents.

     Tenders of Notes pursuant to any of the procedures described above and acceptance thereof by PRN will constitute a binding agreement between PRN and the tendering and consenting Holder of the Notes, upon the terms and subject to the conditions of the Tender Offer and the Consent Solicitation.

     All questions as to the form of all documents and the validity (including time of receipt) and acceptance of all tenders of Notes and deliveries of Consents will be determined by PRN, in its sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of Notes or Consents will not be considered valid. PRN reserves the absolute right to reject any or all tenders of Notes or deliveries of Consents that are not in proper form or the acceptance of which, in PRN's opinion, would be unlawful. PRN also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes or of delivery as to particular Consents. PRN's interpretation of the terms and conditions of the Tender Offer and the Consent Solicitation (including the instructions in the Consent and Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Notes or deliveries of Consents must be cured within such time as PRN determines, unless waived by PRN. Tenders of Notes and deliveries of Consents shall not be deemed to have been made until all defects and irregularities have been waived by PRN or cured. None of PRN, the Depositary, the Trustee for the Notes, or any other person will be under any duty to give notice of any defects or irregularities in tenders of Notes or deliveries of Consents, or will incur any liability to Holders for failure to give any such notice.

WITHDRAWAL OF TENDERS; REVOCATION OF CONSENTS

     Tenders of Notes may be withdrawn at any time until the Requisite Consents have been received and the Supplemental Indenture has been executed by PRN and the Trustee under the Indenture. However, if PRN changes the principal amount of Notes subject to the Tender Offer and the Consent Solicitation, or increases or decreases the cash purchase price for the Notes subject to the Tender Offer and the Consent Solicitation, previously tendered Notes may be withdrawn (and thus the Consents would be revoked) until the expiration of ten business days after the date that notice of any such increase or decrease is first published, sent or given by PRN to Holders in respect of the Tender Offer and the Consent Solicitation. Tenders of any Notes may also be withdrawn if the Tender Offer and the Consent Solicitation is terminated without any such Notes being purchased thereunder. In the event of termination of the Tender Offer and the Consent Solicitation, the Notes tendered pursuant thereto will be returned to the tendering Holder promptly.

     Holders who wish to exercise their right of withdrawal with respect to the Tender Offer and the Consent Solicitation must give written notice of withdrawal delivered by mail or hand delivery or facsimile transmission, which notice must be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase on or prior to the time provided in the immediately preceding paragraph. In order to be effective, a notice of withdrawal must specify the name of the person who deposited the Notes to be withdrawn (the 'Depositor'), the name in which the Notes are registered, if different from that of the Depositor, and the principal amount of Notes to be withdrawn. If Notes have been delivered to the Depositary, the name of the registered Holder and the certificate number or numbers relating to such Notes withdrawn also must be furnished to the Depositary as aforesaid prior to the physical release of the withdrawn Notes. The notice of withdrawal must be signed by the Holder in the same manner as the Consent and Letter of Transmittal (including, in any case, any required signature guarantees) or be accompanied by evidence satisfactory to PRN that the person withdrawing the tender has succeeded to the ownership of such Notes. Withdrawals of tenders of Notes may not be rescinded and any Notes withdrawn thereafter will be deemed not validly tendered for purposes of the Tender Offer and the Consent Solicitation. However, properly withdrawn Notes may be tendered by following the procedures therefor described elsewhere herein, at any time prior to the Expiration Date.

     If PRN is delayed in acceptance for payment of, or payment for, any Notes or is unable to accept for payment or pay for Notes pursuant to the Tender Offer for any reason, then, without prejudice to PRN's rights hereunder, tendered Notes may be retained by the Depositary on behalf of PRN and may not be withdrawn (subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the Notes deposited by or on behalf of the holders promptly after the termination or withdrawal of a Tender Offer), except as otherwise provided in this section.

BACKUP WITHHOLDING

     For a discussion of federal income tax considerations relating to backup withholding, see 'Certain Federal Income Tax Considerations -- Back-up Withholding and Substitute Form W-9.'

DEPOSITARY

     American Stock Transfer & Trust Company has been appointed Depositary for the Tender Offer and the Consent Solicitation. All deliveries and correspondence sent to the Depositary should be directed to one of its addresses set forth on the back cover of this Offer to Purchase.

     PRN has agreed to pay the Depositary customary fees for its services and to reimburse the Depositary for its reasonable out-of-pocket expenses in connection herewith.

MISCELLANEOUS

     In connection with the Tender Offer and the Consent Solicitation, directors, officers and regular employees of PRN and MEDIQ (who will not be specifically compensated for such services) may solicit tenders and consents by use of the mails, personally or by telephone, telegram or facsimile transmissions. PRN also will pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this Offer to Purchase and related documents to the beneficial owners of the Notes and in handling or forwarding tenders of Notes and deliveries of Consents by their customers.

                      PROPOSED AMENDMENTS TO THE INDENTURE

     Set forth below is a summary description of the proposed modifications to the Indenture for which the Consents of the Holders are being solicited hereby. This description is qualified by reference to the full provisions of the existing Indenture and the provisions of the proposed Supplemental Indenture, which provisions are substantially in the form set forth in Annex A hereto. Each Holder, by executing and delivering a Consent, will consent to the Proposed Amendments as set forth in Annex A hereto and as described below. The capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture or the Supplemental Indenture.

     The Proposed Amendments would:

          (i) delete the Sections of the Indenture entitled 'Limitation on Restricted Payments' (Section 4.03), 'Limitation on Payment Restrictions Affecting Subsidiaries' (Section 4.04) and 'Limitation on Incurrences of Additional Indebtedness' (Section 4.05), which contain covenants which under certain circumstances restrict PRN from incurring or repaying debt, and from making certain investments and payments to affiliates and others (including dividends);

          (ii) delete the Sections of the Indenture entitled 'Compliance Certificate' (Section 4.09) and 'SEC Reports' (Section 4.10), which contain covenants which require PRN to deliver certain certificates and reports;

          (iii) delete the Sections of the Indenture entitled 'Guarantees of Certain Indebtedness' (Section 4.14), 'Limitation on Transactions with Affiliates' (Section 4.15) and 'Transfer of Assets to Subsidiaries of the Company' (Section 4.18), which contain covenants which restrict PRN's subsidiaries from entering into guarantees of certain indebtedness, PRN and its subsidiaries from engaging in certain transactions with affiliates, and the transfer of certain assets to PRN's subsidiaries;

          (iv) delete clause (ii) and the final sentence of 'When Company May Merge, etc.' (Section 5.01), which restricts PRN's ability to merge with another corporation unless the surviving corporation would meet certain net worth, indebtedness and operating coverage tests, and eliminates a provision no longer applicable to PRN, respectively;

          (v) modify the section in the Indenture entitled 'Conflicting Agreements' (Section 4.13) to allow the proceeds from the sale of collateral for the Notes to be used to repay indebtedness other than the Notes following defeasance of the Notes or their payment in full;

          (vi) modify the definition of 'Permitted Liens' in the Indenture and the section in the Indenture entitled 'Limitation on Liens' (Section 4.17) to permit liens on assets other than the assets pledged to secure the Notes and to permit subordinated liens on the assets pledged to secure the Notes;

          (vii) modify the section in the Indenture entitled 'Termination of Obligations' (Section 8.01) to change certain requirements for the defeasance of the Notes and which will make it possible for PRN to defease the Notes;

          (viii) modify the section in the Indenture entitled 'Application of Trust Money' (Section 8.02) to provide that the Trustee will have no obligation to make payments of principal and interest for Notes held by the Company or its affiliates for which no defeasance deposit has been made; and

          (ix) amend various provisions of the Indenture and the Security Agreement to make certain changes consistent with the foregoing.

     Following the adoption of the Supplemental Indenture, PRN intends to grant to BNP, as agent for the lenders under the MEDIQ/PRN Credit Facility, a lien on all of its assets, including those assets currently pledged as collateral for the Notes. In the case of the collateral securing the Notes, such lien will be expressly subordinate to the lien created pursuant to the Indenture. PRN also intends that PRN-I will merge into PRN and that PRN-I will defease all Notes outstanding following the completion of the

Tender Offer. The adoption of the Proposed Amendments will, among other things, permit PRN to take such actions.

     The Proposed Amendments to Section 8.01 of the Indenture would eliminate the requirement that, in order to defease the Notes, PRN deliver to the Trustee either a ruling from the Internal Revenue Service, or an opinion of legal counsel to the effect that the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance. As described elsewhere herein, see 'Certain Federal Income Tax Considerations,' there is a substantial possibility that such defeasance, as contemplated herein, together with the Proposed Amendments, would be characterized for federal income tax purposes as a deemed exchange of new modified securities for existing Notes. In such event, a Holder would recognize a taxable gain. Consequently, PRN is not likely to be able to obtain such the ruling or opinion presently required by
Section 8.01 of the Indenture. In addition, Section 8.01 of the Indenture currently requires, in order to defease the Notes, an opinion of counsel to the effect that, after 90 days following the deposit of certain government securities with the Trustee, the deposited funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law. In order to obtain such an opinion, the applicable period is being extended to 124 days.

     HOLDERS OF NOTES WHO TENDER THEIR NOTES IN THE TENDER OFFER WILL BE DEEMED TO HAVE CONSENTED TO ALL THE PROPOSED AMENDMENTS. ACCORDINGLY, A CONSENT PURPORTING TO CONSENT TO ONLY SOME OF THE PROPOSED AMENDMENTS WILL NOT BE VALID.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain federal income tax consequences resulting from the tender of the Notes pursuant to the Tender Offer, and the adoption of the Proposed Amendments. This summary is based upon the Internal Revenue Code of 1986, as amended (the 'Code'), the Treasury Regulations promulgated thereunder, Internal Revenue Service ('IRS') rulings, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular tax situation or to certain classes of holders subject to special treatment under the federal income tax laws (for example, dealers in securities, banks, insurance companies, subchapter S corporations, nonresident aliens, foreign corporations, tax-exempt entities, employee stock ownership plans, individual retirement and other tax-deferred accounts, and persons who hold the Notes as a hedge, who have otherwise hedged the risk of holding Notes, who held the Notes as part of a straddle with other investments or who hold the Notes in connection with a conversion transaction), nor does it address any aspect of gift, estate, state, local or foreign taxation. This discussion is directed at holders who are United States persons and assumes that the Notes are held as 'capital assets' within the meaning of section 1221 of the Code.

     HOLDERS OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF TENDERING OR FAILING TO TENDER NOTES, INCLUDING THE APPLICATION AND EFFECT OF ANY GIFT, ESTATE, APPLICABLE STATE, LOCAL, FOREIGN INCOME OR OTHER TAX LAWS.

SALE OF NOTES PURSUANT TO THE TENDER OFFER

     The receipt of cash by a holder of Notes in a sale pursuant to the Tender Offer will be a taxable transaction to such holder for federal income tax purposes. A holder will generally recognize capital gain (subject to the market discount rules discussed below) or loss on the sale of a Note in an amount equal to the difference between (i) the amount of cash received for such Note, other than the portion of such amount that is properly allocable to accrued interest, which will be taxed as ordinary income, and (ii) the holder's 'adjusted tax basis' for such Note at the time of the sale. Such capital gain or loss will be long-term if the holder held the Note for more than one year at the time of such sale. Generally a holder's adjusted tax basis for a Note will be equal to the cost of the Note to such holder, less payments (other than interest payments) made on the Notes. If applicable, a holder's tax basis in a Note also would be increased by any market discount previously included in income by such holder pursuant to an election to include market discount in gross income currently as it accrues. If a portion of the cash received by a holder of Notes in a sale pursuant to the Tender Offer is properly treated as a separate fee for consenting to the Proposed Amendments, it is possible that such amount would be taxable as ordinary income to such holder (rather than as sale proceeds, discussed above). Tendering holders of Notes should consult their own tax advisors with respect to the tax consequences to them of the receipt of cash in a sale pursuant to the Tender Offer.

     An exception to the capital gain treatment described above may apply to a holder who purchased a Note at a 'market discount'. Subject to a statutory de minimis exception, market discount is the excess of the issue price of such Note over the holder's tax basis in such Note immediately after its acquisition by such holder. In general, any gain realized by a holder on the sale of a Note having market discount in excess of a de minimis amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the holder, on a constant interest basis), while such Note was held by the holder, unless the holder has elected to include market discount in income currently as it accrues.

PROPOSED AMENDMENTS AND DEFEASANCE

     The federal income tax consequences of adoption of the Proposed Amendments to non-tendering holders of Notes will depend on whether a constructive exchange of Notes is deemed to have occurred. Recently adopted Treasury Regulations define the extent to which the terms of a debt instrument may be modified without such modification rising to the level of a deemed exchange. Under the Treasury Regulations, a 'significant' modification of a debt instrument results in a deemed exchange; a modification that is not 'significant' is not treated as such an exchange. Under the Treasury Regulations, whether the Proposed Amendments would be considered to be a significant modification of the Notes is not free from doubt.

     However, under the Treasury Regulations, where an issuer of debt obtains a release from the covenants of the indenture by depositing government securities sufficient to make all scheduled principal and interest payments on the debt, this transaction is described as a defeasance. If after a defeasance, the issuer has no continuing recourse liability with respect to the debt, so that the holders must look solely to the collateral as the source of principal and interest payments, the Treasury Regulations conclude that this will constitute a significant modification of the debt. Accordingly, the anticipated defeasance by PRN of the Notes, when considered together with the Proposed Amendments, would likely be deemed to constitute a significant modification of the terms of the Notes, and thus for federal income tax purposes would result in a deemed exchange of new modified securities for the existing Notes. In that event, a non-tendering holder of Notes may recognize taxable gain equal to the difference between the fair market value of the deemed new securities (the tender price) and his adjusted basis in his Notes.

     Non-tendering holders of Notes should consult their own tax advisors with respect to the tax consequences to them of adoption of the Proposed Amendments, and the anticipated defeasance by PRN of the Notes.

INFORMATION REPORTING

     Information statements will be provided to the IRS and to holders whose Notes are sold pursuant to the Tender Offer reporting the payment of the Tender Offer Consideration (except with respect to holders that are exempt from the information reporting rules, such as corporations).

BACKUP WITHHOLDING AND SUBSTITUTE FORM W-9

     Under federal income tax law, certain holders whose Notes are accepted for payment are required to provide the Depositary (as payor) with such holder's correct taxpayer identification number ('TIN') on the Substitute Form W-9 (included as part of the Consent and Letter of Transmittal). If the holder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, the holder may he subject to a $50 penalty imposed by the IRS. In addition, payments that are made to such holder may be subject to backup withholding. Certain holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. If backup withholding applies, the Depositary is required to withhold 31% of any payment made to the holder. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of federal income taxes, a refund may be obtained from the IRS provided the required information is furnished.

     To prevent backup withholding, the holder or other payee is required to complete the Substitute Form W-9 on the Consent and Letter of Transmittal certifying that the TIN provided on such form is correct and that such holder or other payee is not subject to backup withholding.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS DOES NOT CONSIDER THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY HOLDER'S SITUATION OR STATUS. THE SUMMARY IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. HOLDERS OF NOTES (INCLUDING HOLDERS OF NOTES WHO DO NOT TENDER THEIR NOTES) SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OF THE SALE OF THE NOTES AND THE ADOPTION OF THE PROPOSED AMENDMENTS.

                                 MISCELLANEOUS

     The Tender Offer and the Consent Solicitation is not being made to (nor will tenders of Notes be accepted from or on behalf of) holders of Notes in any jurisdiction in which the making or acceptance of the Tender Offer and the Consent Solicitation would not be in compliance with the laws of such jurisdiction. However, PRN, in its sole discretion, may take such action as it may deem necessary to make the Tender Offer and the Consent Solicitation in any such jurisdiction, and may extend the Tender Offer and the Consent Solicitation to holders of Notes in such jurisdiction.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF PRN WHICH IS NOT CONTAINED IN THIS OFFER TO PURCHASE OR IN THE CONSENT AND LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON.

                                    GLOSSARY

     For purposes of this Offer to Purchase, the following capitalized terms shall have the meanings set forth below.

     'Acceptance Date' means the date on which PRN accepts Notes for payment.

     'BNP' means Banque Nationale de Paris.

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Commission' means the Securities and Exchange Commission.

     'Consent and Letter of Transmittal' means the Consent and Letter of Transmittal accompanying the Offer to Purchase.

     'Consents' means the consents received by PRN from the Consent
Solicitation.

     'Consent Solicitation' means the solicitation of Holders of the Notes to the Proposed Amendments.

     'Credit Facility Condition' means the effectiveness of the MEDIQ/PRN Credit Facility and the satisfaction of all conditions to the borrowing thereunder of sufficient funds to purchase all validly tendered Notes, to repay certain other indebtedness, and to make certain other payments.

     'Depositary' means American Stock Transfer & Trust Company.

     'Depositor' means the person who deposits Notes pursuant to the Tender
Offer.

     'Eligible Institutions' means a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Expiration Date' means 5:00 p.m., New York City time, on September 23, 1996, or, if the Tender Offer and the Consent Solicitation are extended, the latest time and date to which the Tender Offer and the Consent Solicitation are so extended.

     'General Conditions' means the fulfillment or satisfaction of the conditions set forth in the Offer to Purchase (other than the Minimum Tender Condition, the Supplemental Indenture Condition, and the MEDIQ/PRN Credit Facility Condition).

     'Holder' means a registered holder of one or more Notes.

     'Indenture' means the Indenture dated as of July 6, 1992, pursuant to which the Notes were first issued, as amended to the date hereof.

     'IRS' means the Internal Revenue Service.

     'MEDIQ' means MEDIQ Incorporated.

     'MEDIQ/PRN Credit Facility' means the credit facility to be entered into among PRN, MEDIQ, certain subsidiaries of MEDIQ, BNP, NationsBank N.A. and the other lenders party thereto.

     'Minimum Tender Condition' means the valid tender prior to the Expiration Date of a majority in aggregate principal amount of Notes outstanding.

     'Notes' means the 12 1/8% Senior Secured Notes due 1999 of PRN.

     'Offer to Purchase' means this document.

     'Payment Date' means the date of payment with respect to the Tender Offer and the Consent Solicitation.

     'Proposed Amendments' means the changes to be made to the Indenture as set forth in Annex A of this document.

     'PRN' means MEDIQ/PRN Life Support Services, Inc., a Delaware corporation with its principal headquarters at One MEDIQ Plaza, Pennsauken, NJ 08110.

     'PRN-I' means MEDIQ/PRN Life Support Services-I, Inc., a Delaware corporation with its principal headquarters at One MEDIQ Plaza, Pennsauken, NJ 08110.

     'Refinancing' means the consummation of the Tender Offer, the Consent Solicitation and the MEDIQ/PRN Credit Facility.

     'Requisite Consents' means the written consent of Holders of at least a majority in principal amount of Notes then outstanding.

     'Supplemental Indenture' means a supplemental indenture executed by PRN and the trustee under the Indenture reflecting the Proposed Amendments.

     'Supplemental Indenture Condition' means the execution of a supplemental indenture to the Indenture providing for the Proposed Amendments following receipt of the Requisite Consents.

     'Tender Offer' means the offer to purchase for cash the Notes upon the terms and conditions set forth in the Offer to Purchase.

     'Tender Offer Consideration' means the price of $1,078.74 per $1,000 principal amount, plus accrued and unpaid interest up to, but not including, the Payment Date.

     'TIN' means Taxpayer Identification Number.

                                     ANNEX A
                       COMPARISON OF INDENTURE PROVISIONS

INDENTURE PROVISIONS AS CURRENTLY IN EFFECT

     'Permitted Liens' shall mean (i) Liens for taxes, assessments and governmental charges to the extent not required to be paid under this Indenture,
(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, (iii) pledges or deposits in the ordinary course of business to secure lease obligations or non-delinquent obligations under workers' compensation, unemployment insurance or similar legislation, (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds, bid bonds or other obligations of a like nature (other than for borrowed money), (v) easements, right-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business,
(vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods, (viii) judgment and attachment Liens not giving rise to a Default or Event of Default, (ix) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary, (x) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any of its Subsidiaries of its obligations under such lease and (xi) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee.

SECTION 4.03. Limitation on Restricted Payments.

     (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment, or after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company would be unable to incur an additional $1.00 of Indebtedness under Section 4.05(a), or (iii) the aggregate amount expended for all Restricted Payments, including such Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment as determined in good faith by the Board of Directors of the Company), subsequent to June 30, 1992, shall exceed the sum of (x) 50% of the aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned subsequent to June 30, 1992 and on or prior to the date that the Restricted Payment occurs (the 'Reference Date'), plus (y) 100% of the aggregate Consolidated Net Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale (including upon exchange or conversion for other securities of the Company) subsequent to June 30, 1992 and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Proceeds from issuances and sales of Qualified Capital Stock financed directly or indirectly using funds borrowed from the Company or any of its Subsidiaries until and to the extent such borrowing is repaid).

     (b) Notwithstanding the foregoing, the provisions of Section 4.03(a) shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration;

          (ii) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company or the repayment of any Indebtedness of the Company in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock;

          (iii) payments of an amount not to exceed $1,000,000 in respect of the exercise by INFC of its option to cause the Company to repurchase all or any portion of the Warrant;

          (iv) Investments in an amount not to exceed, individually or in the aggregate, $1,000,000; and

          (v) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, Permitted Payments; provided that each dividend paid in accordance with clause (i) above, each acquisition made in accordance with clause (ii) above, each payment made in accordance with clause (iii) above, each Investment made in accordance with clause (iv) above and each payment described in the definition of 'Permitted Payments' shall be counted for purposes of computing amounts expended pursuant to clause (iii) of Section 4.03(a).

SECTION 4.04.  Limitation on Payment Restrictions Affecting Subsidiaries.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such Payment Restrictions contained in Indebtedness of a Person existing at the time such Person becomes a Subsidiary (provided that (i) such Indebtedness is not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary, (ii) such restriction is not applicable to any Person, or the properties or assets of any person, other than the Person so acquired, and (iii) such Indebtedness is otherwise permitted to be incurred pursuant to Section 4.05), (b) customary non-assignment provisions restricting subletting or assignment of any lease or assignment entered into by a Subsidiary, and (c) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business.

SECTION 4.05.  Limitation on Incurrences of Additional Indebtedness.

     (a) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to incur any Indebtedness; provided that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness if, on a pro forma basis after giving effect to such incurrence, the Operating Coverage Ratio of the Company would be greater than 3.00 to 1.0 if such date is prior to June 30, 1994; greater than 3.25 to 1.0 if such date is on or after June 30, 1994 and prior to June 30, 1995; and greater than 3.50 to 1.0 thereafter; provided, further, that a Subsidiary of the Company may incur Acquired Indebtedness to the extent such Indebtedness could have been incurred by the Company pursuant to the immediately preceding proviso.

     (b) The limitations set forth in Section 4.05(a) shall not apply to:

          (i) Indebtedness incurred by the Company or any of its Subsidiaries in connection with the purchase or improvement of property (real or personal) or equipment or other Capital Expenditures in the ordinary course of business or consisting of Capitalized Lease Obligations in an aggregate amount not to exceed in any Yearly Period the lesser of (x) $5,000,000 or
     (y) 75% of the Capital Expenditures of the Company and its Subsidiaries for the immediately prior Yearly Period (provided that an amount equal to the unutilized portion of the lesser of the preceding clauses (x) or (y) for any Yearly Period may be carried over to the next (but not any subsequent) Yearly Period);

          (ii) Indebtedness of the Company incurred under a revolving credit facility in an amount not to exceed $15 million at any time outstanding; provided that there shall not be any amount outstanding under this clause
     (ii) for a 30-day consecutive period in every Yearly Period;

          (iii) Refinancing Indebtedness; or

          (iv) in addition to the Indebtedness permitted, by clauses (i)-(iii), Indebtedness incurred by the Company not exceeding $10,000,000 in the aggregate at any time outstanding.

SECTION 4.09.  Compliance Certificate.

     (a) The Company shall deliver to the Trustee an Officers' Certificate executed by two Officers of the Company within 120 days after the end of each fiscal year stating whether or not they know of any Default or Event of Default. In the event that any Officer of the Company knows of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.09(a) shall be for the fiscal year ending in September 1993.

     (b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the relevant provisions of this Indenture and the Senior Secured Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and if such a Default has come to their attention, specifying the nature and period of existence thereof: provided that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

     (c) The Company will, so long as any of the Senior Secured Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

SECTION 4.10.  SEC Reports.

     (a) The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Securities Exchange Act, the Company shall file with the Trustee, within 15 days after it would have been required to file such information with the SEC, financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company was subject to the requirements of such Section 13 or 15(d) of the Securities Exchange Act. The Company shall also comply with the provisions of TIA Section 314(a).

     (b) The Company shall cause an annual report to stockholders and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Senior Secured Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Securities Exchange Act, the Company shall cause its financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' to be so mailed to the Holders within 105 days after the end of each of compliance with which would materially adversely affect the earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

SECTION 4.13.  Conflicting Agreements.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly (a) prohibits the Company from optionally redeeming or otherwise making any payments on or in respect of the Senior Secured Notes in accordance with the terms thereof and of this Indenture, as in effect from time to time, or (b) requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Senior Secured Notes.

SECTION 4.14.  Guarantees of Certain Indebtedness.

     The Company shall not permit any of its Subsidiaries to guarantee or secure through the granting of Liens on assets the payment of any Indebtedness of the Company, unless such Subsidiary, the Company and the Trustee execute and deliver, in the case of a guarantee, a supplemental indenture evidencing such Subsidiary's guarantee of the Senior Secured Notes or, in the case of a Lien, a security agreement, substantially in the form of Exhibit II hereto, creating a Lien on such assets in favor of the Senior Secured Notes, such guarantee to be a senior obligation of such Subsidiary ranking pari passu or senior to any guarantee of any Indebtedness of the Company and such Lien to be a first priority Lien ranking equally and ratably or senior to any Lien granted to secure Indebtedness of the Company.

SECTION 4.15.  Limitation on Transactions with Affiliates.

     (a) Neither the Company nor any of its Subsidiaries shall (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to,
(ii) purchase any property, assets or securities from, (iii) make any Investment in or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, any Affiliate or Significant Stockholder (and any Affiliate of such Significant Stockholder) of the Company or any of its Subsidiaries (an 'Affiliate Transaction'), other than Affiliate Transactions (including lease transactions) in the ordinary course of business and consistent with past practices that are fair to the Company or such Subsidiary, as the case may be, and are on terms at least as favorable as would reasonably have been obtainable at such time from an unaffiliated party, unless the Board of Directors of the Company or such Subsidiary, as the case may be, pursuant to a Board Resolution, reasonably and in good faith determines that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, and is on terms at least as favorable as would reasonably have been obtainable at such time from an unaffiliated party. In addition, the Company shall not, and shall not permit any of its Subsidiaries to, enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a value of more than $10,000,000 unless the Company or such Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to the Company or such Subsidiary from a financial point of view.

     (b) The limitations set forth in Section 4.15(a) shall not apply to (i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with
Section 4.03, (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries, as determined by the Board of Directors of the Company or such Subsidiary or the senior management thereof in good faith, (iv) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among any of the Company's Wholly Owned Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture or the Security Documents, and (v) any agreement as in effect as of the date of the Prospectus or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment is not disadvantageous to the Company or its Subsidiary, as applicable, in any material respect.

SECTION 4.17.  Limitation on Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to incur or suffer to exist any Liens upon any of their respective assets, except for (i) Permitted Liens, (ii) Liens securing Acquired Indebtedness; provided that such Liens (a) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired, and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets so acquired, (iii) Liens securing Refinancing Indebtedness to the extent incurred to repay, refinance or refund Indebtedness which is secured by Liens and outstanding as of the date of the Prospectus; provided that such Refinancing Indebtedness shall be secured solely by the assets securing the outstanding Indebtedness being repaid, refinanced or refunded and shall not be secured in any case by Liens on Excluded Assets, (iv) Liens to secure Indebtedness permitted under Sections 4.05(b)(i) and 4.05(b)(iv) and that are used to finance the cost of the property subject thereto; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the property subject thereto, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item of property and (d) any Liens securing Indebtedness permitted under Section 4.05(b)(iv) shall not secure an amount of Indebtedness, individually or in the aggregate, in excess of
(x) $5,000,000 to the extent such indebtedness is incurred to finance the acquisition of real property and (y) $1,000,000 to the extent such Indebtedness is incurred to finance the acquisition of property or assets other than real property; provided that no such Lien under this clause (y) shall extend to or cover any item of medical rental equipment, (v) Liens on the Company's accounts receivable to secure Indebtedness incurred under Section 4.05(b)(ii), (vi) Liens under the Security Agreement and this Indenture, (vii) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses (i) through (vi); provided that, to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens and
(viii) Liens on Excluded Assets securing Capitalized Lease Obligations outstanding as of the date of the Prospectus.

SECTION 4.18  Transfer of Assets to Subsidiaries of the Company

     Subject to Section 4.03 hereof, the Company shall not, directly or indirectly, transfer, lease or otherwise dispose of any assets or property to any of its Subsidiaries; provided, however, that the Company may transfer to a Subsidiary an aggregate of $5,000,000 of property or assets provided that the Company, the Trustee and the Subsidiary to whom any such assets or property are transferred execute and deliver a supplemental indenture evidencing such Subsidiary's guarantee of the Senior Secured Notes, such guarantee to be a senior obligation of such Subsidiary.

SECTION 5.01  When Company May Merge, etc.

     The Company, in a single transaction or through a series of related transactions, shall not (a) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons, or (b) adopt a Plan of Liquidation, unless, in either case,

          (i) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) (the Company or such other person, the 'Surviving Person') shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, all the obligations of the Company under the Senior Secured Notes, the Indenture and the Security Documents;

          (ii) immediately after and giving effect to such transaction and the assumption contemplated by clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith,

                 (A) the Surviving Person shall have a Net Worth equal to or greater than the Net Worth of the Company immediately preceding the transaction,

                 (B) the Surviving Person could incur at least $1.00 of
            Indebtedness pursuant to Section 4.05(a), and

                 (C) if the Operating Coverage Ratio of the Company immediately preceding the transaction is within a range set forth under column X below, then the Surviving Person shall have an Operating Coverage Ratio, or a pro forma basis after giving effect to the transaction, at least equal to the greater of (1) the actual Operating Coverage Ratio of the Company multiplied by the appropriate percentage set forth in column Y and (2) the ratio set forth in column Z below:


                     X                         Y        Z
                    --                        --        --
              3.0:1 to 3.999:1               100%      3.5:1
              4.0:2 to 4.999:1                90%      4.0:1
              5.0:1 or more                   80%      4.5:1


            ; provided, further, that if, immediately after giving effect to such transaction on a pro forma basis, the Operating Coverage Ratio of the Company or the surviving entity, as the case may be, is 5.0:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such provision; and

          (iii) immediately preceding and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

     The foregoing limitations shall not apply to a merger between the Company and MEDIQ/PLSS, Inc. or any other entity formed for the purposes of incorporating the Company in the State of Delaware.

SECTION 8.01.  Termination of Obligations.

     The Company may terminate its obligations under the Senior Secured Notes and this Indenture, except those obligations referred to in the immediately succeeding paragraph, if:

          (a) (i) all Senior Secured Notes previously authenticated and delivered (other than destroyed, lost or stolen Senior Secured Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or moneys sufficient for the payment of Senior Secured Notes which are due and payable but have not been surrendered for payment shall have been deposited with the Trustee or Paying Agent and the Company has paid all sums payable by it hereunder; or

                 (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or the Paying Agent, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ('U.S. Government Obligations'), maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Senior Secured Notes to maturity or redemption, as the case may be, as certified by the Company in an Officers' Certificate; provided that the Trustee shall have been irrevocably instructed pursuant to such Officers' Certificate to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Senior Secured Notes; and provided, further, that the Company shall have delivered to the Trustee (A) either (1) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of such Senior Secured Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, or (2) an Opinion of Counsel to the same effect as the ruling described in clause (1) accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable Federal income tax law since the date the Senior Secured Notes were originally issued, such that a ruling from the Internal Revenue Service is no longer required, and (B) an Opinion of Counsel to the effect that, after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (b) the Company pays or causes to be paid all other sums then payable by the Company hereunder; and

          (c) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that no deposit under 8.01(a)(ii) shall be effective to terminate the obligations of the Company under the Senior Secured Notes or this Indenture prior to 90 days following any such deposit.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.13, 4.02, 7.07, 7.08, 8.03 and 8.04
shall survive until the Senior Secured Notes are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Senior Secured Notes and this Indenture except for those surviving obligations specified above.

     The Company will pay any taxes or other expenses incurred by any trust created pursuant to this Article 8.

SECTION 8.02.  Application of Trust Money

     The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Senior Secured Notes. The Trustee shall be under no obligation to invest said money or U.S. Government Obligations except as it may agree with the Company.

INDENTURE PROVISIONS AS PROPOSED TO BE AMENDED

     'Permitted Liens' shall mean (i) Liens for taxes, assessments and governmental charges to the extent not required to be paid under this Indenture,
(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, (iii) pledges or deposits in the ordinary course of business to secure lease obligations or non-delinquent obligations under workers' compensation, unemployment insurance or similar legislation, (iv) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds, bid bonds or other obligations of a like nature (other than for borrowed money), (v) easements, right-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business,
(vi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods, (viii) judgment and attachment Liens not giving rise to a Default or Event of Default, (ix) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary, (x) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any of its Subsidiaries of its obligations under such lease, (xi) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee, (xii) Liens on any assets which are not subject to the Liens of the Trustee for the benefit of the Noteholders, and (xiii) Liens on assets subject to the Liens of the Trustee for the benefit of Noteholders, but which are expressly subordinate in priority to such Liens in favor of the Trustee created under this Indenture.

SECTION 4.03.  Limitation on Restricted Payments.

     [DELETED IN ITS ENTIRETY]

SECTION 4.04.  Limitation on Payment Restrictions Affecting Subsidiaries.

     [DELETED IN ITS ENTIRETY]

SECTION 4.05.  Limitation on Incurrences of Additional Indebtedness.

     [DELETED IN ITS ENTIRETY]

SECTION 4.09.  Compliance Certificate.

     [DELETED IN ITS ENTIRETY]

SECTION 4.10.  SEC Reports.

     [DELETED IN ITS ENTIRETY]

SECTION 4.13.  Conflicting Agreements.

     The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or instrument that by its terms expressly (a) prohibits the Company from optionally redeeming or otherwise making any payments on or in respect of the Senior Secured Notes in accordance with the terms thereof and of this Indenture, as in effect from time to time, or (b) requires, prior to the payment in full or defeasance of the Senior Secured Notes, that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Senior Secured Notes.

SECTION 4.14.  Guarantees of Certain Indebtedness.

     [DELETED IN ITS ENTIRETY]

SECTION 4.15.  Limitation on Transactions with Affiliates

     [DELETED IN ITS ENTIRETY]

SECTION 4.17.  Limitation on Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to incur or suffer to exist any Liens upon any of their respective assets, except for (i) Permitted Liens, (ii) Liens securing Acquired Indebtedness; provided that such Liens (a) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired, and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets so acquired, (iii) Liens securing Refinancing

Indebtedness to the extent incurred to repay, refinance or refund Indebtedness which is secured by Liens and outstanding as of the date of the Prospectus; provided that such Refinancing Indebtedness shall be secured solely by the assets securing the outstanding Indebtedness being repaid, refinanced or refunded and shall not be secured in any case by Liens on Excluded Assets, (iv) Liens to secure Indebtedness permitted under Sections 4.05(b)(i) and 4.05(b)(iv) and that are used to finance the cost of the property subject thereto; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the property subject thereto, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item of property and (d) any Liens securing Indebtedness permitted under Section 4.05(b)(iv) shall not secure an amount of Indebtedness, individually or in the aggregate, in excess of
(x) $5,000,000 to the extent such indebtedness is incurred to finance the acquisition of real property and (y) $1,000,000 to the extent such Indebtedness is incurred to finance the acquisition of property or assets other than real property; provided that no such Lien under this clause (y) shall extend to or cover any item of medical rental equipment, (v) Liens on the Company's accounts receivable to secure Indebtedness incurred under Section 4.05(b)(ii), (vi) Liens under the Security Agreement and this Indenture, (vii) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses (i) through (vi); provided that, to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens and (viii) Liens on Excluded Assets securing Capitalized Lease Obligations outstanding as of the date of the Prospectus. Notwithstanding anything to the contrary contained herein, the Company and its subsidiaries and Affiliates may grant Liens on any assets which are not subject to the Liens of the Trustee for the benefit of the Noteholders.

SECTION 4.18  Transfer of Assets to Subsidiaries of the Company

     [DELETED IN ITS ENTIRETY]

SECTION 5.01  When Company May Merge, etc.

     The Company, in a single transaction or through a series of related transactions, shall not (a) consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another Person or group of affiliated Persons, or (b) adopt a Plan of Liquidation, unless, in either case,

          (i) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) (the Company or such other person, the 'Surviving Person') shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, all the obligations of the Company under the Senior Secured Notes, the Indenture and the Security Documents; and

          (ii) immediately preceding and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (i) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing.

SECTION 8.01.  Termination of Obligations.

     The Company may terminate its obligations under the Senior Secured Notes and this Indenture, except those obligations referred to in the immediately succeeding paragraph, if:

          (a) (i) all Senior Secured Notes previously authenticated and delivered (other than destroyed, lost or stolen Senior Secured Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or have been deemed cancelled pursuant to Section 2.12(b) hereof or moneys sufficient for the payment of Senior Secured Notes which are due and payable but have not been surrendered for payment shall have been deposited with the Trustee or Paying Agent and the Company has paid all sums payable by it hereunder; or

          (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or the Paying Agent, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders (other than the Company or any Affiliates of the Company) for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ('U.S. Government Obligations'), maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Senior Secured Notes to maturity or redemption, as the case may be, as certified by the Company in an Officers' Certificate; provided that the Trustee shall have been irrevocably instructed pursuant to such Officers' Certificate to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Senior Secured Notes held by Holders other than the Company and any Affiliate of the Company; and provided, further, that the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the passage of 124 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (b) the Company pays or causes to be paid all other sums then payable by the Company hereunder; and

          (c) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that no deposit under 8.01(a)(ii) shall be effective to terminate the obligations of the Company under the Senior Secured Notes or this Indenture prior to 124 days following any such deposit.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.13, 4.02, 7.07, 7.08, 8.03 and 8.04
shall survive until the Senior Secured Notes are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Senior Secured Notes and this Indenture except for those surviving obligations specified above.

     The Company will pay any taxes or other expenses incurred by any trust created pursuant to this Article 8.

SECTION 8.02.  Application of Trust Money

     The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Senior Secured Notes; provided, however, that notwithstanding anything to the contrary contained herein the Trustee shall have no obligation to make payments of principal and interest under this Indenture for Senior Secured Notes held by the Company or its Affiliates for which no deposit was made under Section 8.01 hereof. The Trustee shall be under no obligation to invest said money or U.S. Government Obligations except as it may agree with the Company.

                                    ANNEX B

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
                              FINANCIAL STATEMENTS
                      THREE YEARS ENDED SEPTEMBER 30, 1995


                                                                                               PAGE NUMBER
                                                                                               -----------

Independent Auditors' Report..............................................................         B-3

Balance Sheets as of September 30, 1995 and 1994..........................................         B-4

Statements of Operations for the three years ended September 30, 1995.....................         B-5

Statements of Stockholder's Equity for the three years ended September 30, 1995...........         B-6

Statements of Cash Flows for the three years ended September 30, 1995.....................         B-7

Notes to Financial Statements.............................................................         B-8

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
MEDIQ/PRN Life Support Services, Inc.
Pennsauken, New Jersey

     We have audited the accompanying balance sheets of MEDIQ/PRN Life Support Services, Inc. (a wholly-owned subsidiary of PRN Holdings, Inc.) as of September 30, 1995 and 1994, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of MEDIQ/PRN Life Support Services, Inc. as of September 30, 1995 and 1994, and the results of its operations and cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

     The accompanying financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if MEDIQ/PRN Life Support Services, Inc. had been unaffiliated with PRN Holdings, Inc., its wholly owned subsidiary, MEDIQ/PRN Life Support Services, -- I, Inc., and MEDIQ Incorporated. As discussed in Note A to the financial statements, such companies provided financing, guaranteed certain liabilities and conducted certain other business transactions with the Company.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 31, 1995

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                                 BALANCE SHEETS

                                                                                             SEPTEMBER 30,
                                                                                     ----------------------------
                                                                                         1995              1994
                                                                                     -----------       ----------
ASSETS
Current Assets:
  Cash........................................................................        $1,591,000       $   192,000
  Accounts receivable, less allowance for doubtful accounts of $2,153,000 in
     1995 and $1,837,000 in 1994..............................................        26,870,000        15,012,000
  Inventories.................................................................         4,178,000         5,923,000
  Investment in marketable securities.........................................           342,000         2,781,000
  Advance on revenue share....................................................                --         2,490,000
  Deferred taxes..............................................................         1,878,000         2,384,000
  Prepaid insurance...........................................................         1,228,000         1,695,000
  Prepaid expenses and other..................................................           197,000           296,000
                                                                                     -----------      ------------
Total current assets..........................................................        36,284,000        30,773,000
Rental equipment -- net.......................................................        83,554,000        98,984,000
Property, plant and equipment -- net..........................................         9,015,000         8,891,000
Goodwill -- net...............................................................        22,540,000        23,838,000
Other assets..................................................................         3,330,000         5,155,000
                                                                                     -----------      ------------
Total Assets..................................................................      $154,723,000      $167,641,000
                                                                                    ============      ============
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable...............................................................       $        --      $  5,180,000
  Accounts payable............................................................         5,050,000         5,204,000
  Accrued payroll and related taxes...........................................         1,917,000         1,620,000
  Accrued interest............................................................         2,857,000         2,870,000
  Other accrued expenses......................................................         4,866,000         4,307,000
  Due to MEDIQ................................................................         1,689,000                --
  Due to PRN-NEW -- revenue share.............................................         4,443,000                --
  Long-term debt -- current...................................................         4,161,000        11,100,000
                                                                                     -----------      ------------

Total current liabilities.....................................................        24,983,000        30,281,000
Long-term debt, less current maturities.......................................       106,603,000       108,470,000
Deferred income taxes.........................................................        10,852,000        12,519,000
Other liabilities.............................................................         1,808,000         2,171,000
Commitments and contingencies
Stockholder's equity:
  Class A common stock -- $.01 par value:
     Authorized -- 20,000 shares
     Issued and outstanding -- none
  Common stock -- par value $.01
     Authorized -- 2,000 shares in 1995 and 1994
     Issued and outstanding -- 10,000 shares in 1995 and 1994.................             1,000             1,000
  Additional paid-in capital..................................................        17,522,000        17,522,000
  Accumulated deficit.........................................................        (7,046,000)       (3,323,000)
                                                                                     -----------      ------------
Total stockholder's equity....................................................        10,477,000        14,200,000
                                                                                     -----------      ------------
Total Liabilities and Stockholder's Equity....................................      $154,723,000      $167,641,000
                                                                                    ============      ============

                       See notes to financial statements.

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                            STATEMENTS OF OPERATIONS

                                                                             YEAR ENDED SEPTEMBER 30,
                                                                 ------------------------------------------------
                                                                       1995             1994            1993
                                                                 ----------------  --------------  --------------
Net Revenue....................................................     $ 128,810,000    $ 74,944,000     $76,527,000
Operating costs and expenses:
     Operating.................................................        81,174,000      35,847,000      33,262,000
     General and administrative................................        17,256,000      13,678,000      12,724,000
     Depreciation and amortization.............................        21,265,000      20,336,000      17,377,000
                                                                    -------------    ------------     -----------
                                                                      119,695,000      69,861,000      63,363,000
                                                                    -------------    ------------     -----------

Operating income...............................................         9,115,000       5,083,000      13,164,000

Interest expense...............................................        14,012,000      13,372,000      12,615,000
                                                                    -------------    ------------     -----------

(Loss) income before income tax (benefit) expense and
  extraordinary charge.........................................        (4,897,000)     (8,289,000)        549,000

Income tax (benefit) expense...................................        (1,174,000)     (2,004,000)        710,000
                                                                    -------------    ------------     -----------

Loss before extraordinary charge...............................        (3,723,000)     (6,285,000)       (161,000)

Extraordinary charge, early retirement of debt (net of income
  tax benefit of $69,000)......................................                --              --        (101,000)
                                                                    -------------    ------------     -----------

Net loss.......................................................     $  (3,723,000)   $ (6,285,000)    $  (262,000)
                                                                    =============    ============     ===========


                       See notes to financial statements.

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                   COMMON STOCK
                                               --------------------
                                                                      ADDITIONAL
                                                SHARES                  PAID-IN       ACCUMULATED
                                                ISSUED     AMOUNT       CAPITAL         DEFICIT          TOTAL
                                               ---------  ---------  --------------  --------------  --------------
Balance,
  October 1, 1992...........................     10,000     $1,000     $16,954,000     $ 3,224,000     $20,179,000

Capital contribution from MEDIQ related to
  building transfer.........................                               568,000                         568,000

Net loss....................................                                              (262,000)       (262,000)
                                                 ------     ------     -----------     -----------     -----------
Balance,
  September 30, 1993........................     10,000      1,000      17,522,000       2,962,000      20,485,000

Net loss....................................                                            (6,285,000)     (6,285,000)
                                                 ------     ------     -----------     -----------     -----------

Balance,
  September 30, 1994........................     10,000      1,000      17,522,000      (3,323,000)     14,200,000

Net Loss....................................                                            (3,723,000)     (3,723,000)
                                                 ------     ------     -----------     -----------     -----------

Balance,
  September 30, 1995........................     10,000     $1,000     $17,522,000     $(7,046,000)    $10,477,000
                                                 ======     ======     ===========     ===========     ===========

                       See notes to financial statements.

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                               YEAR ENDED SEPTEMBER 30,
                                                                     ------------------------------------------
                                                                         1995            1994            1993
                                                                     -----------      -----------    -----------
Cash Flows from Operating Activities:
  Net loss......................................................     $(3,723,000)    $(6,285,000)   $  (262,000)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
        Depreciation and amortization...........................      22,250,000      21,068,000      17,954,000
        Deferred taxes..........................................      (1,161,000)     (2,042,000)      1,426,000
        Provision for doubtful accounts.........................       1,287,000         826,000         900,000
        (Gain) loss on sale of assets...........................        (897,000)       (313,000)        371,000
        Decrease (increase) in current assets:
           Accounts receivable..................................     (13,032,000)        269,000       4,713,000
           Inventories..........................................       1,746,000         187,000         278,000
           Net activity under revenue share.....................       6,933,000      (2,490,000)             --
           Prepaid insurance....................................         468,000        (333,000)        196,000
           Prepaid expenses and other...........................         (50,000)        448,000        (306,000)
        Increase (decrease) in current liabilities:
           Accounts payable.....................................         353,000       1,012,000      (3,504,000)
           Accrued payroll and related taxes....................         298,000        (383,000)       (279,000)
           Accrued interest.....................................         (13,000)         (6,000)        178,000
           Other accrued expenses...............................          (5,000)      1,230,000      (2,631,000)
                                                                     -----------     -----------     -----------
Net cash provided by operating activities.......................      14,454,000      13,188,000      19,034,000

Cash Flows from Investing Activities:
  Purchases of rental equipment.................................      (3,807,000)     (7,437,000)    (13,795,000)
  Purchases of property and equipment...........................      (1,135,000)       (947,000)       (533,000)
  Proceeds from sale of equipment...............................       1,810,000       1,777,000         350,000
  Acquisitions (net of cash acquired)...........................              --      (2,973,000)             --
  Sale of marketable securities.................................       2,773,000         798,000         715,000
  Other.........................................................         890,000      (1,595,000)       (405,000)
                                                                     -----------     -----------     -----------
Net cash provided by (used in) investing activities.............         531,000     (10,377,000)    (13,668,000)

Cash Flows from Financing Activities:
  Net activity due to MEDIQ.....................................       1,759,000      (2,720,000)      2,720,000
  Proceeds from issuance of long-term debt......................         960,000              --              --
  Principal payments under long-term debt.......................     (11,125,000)     (6,274,000)     (3,077,000)
  Net activity of notes payable to bank.........................      (5,180,000)      3,907,000      (4,727,000)
                                                                     -----------     -----------     -----------
Net cash used in financing activities...........................     (13,586,000)     (5,087,000)     (5,084,000)
                                                                     -----------     -----------     -----------

Net increase (decrease) in cash.................................       1,399,000      (2,276,000)        282,000

Cash:
           Beginning of year....................................         192,000       2,468,000       2,186,000
                                                                     -----------     -----------     -----------
           End of year..........................................     $ 1,591,000     $   192,000     $ 2,468,000
                                                                     ===========     ===========     ===========

 Supplemental Disclosure of Cash Flow Information:
           Interest paid........................................     $13,036,000     $12,498,000     $12,424,000
                                                                     ===========     ===========     ===========


                       See notes to financial statements.

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company -- The Company is a wholly-owned subsidiary of PRN Holdings, Inc. ('Holdings'). Holdings is a wholly owned subsidiary of MEDIQ Incorporated ('MEDIQ'). The Company is the largest provider of movable critical care and life support medical equipment on a rental basis to acute care hospitals, home health care companies, nursing homes and alternate care facilities.

     Relationship with MEDIQ -- The accompanying financial statements may not necessarily be indicative of the conditions that would have existed, or the results of operations, if the Company had been unaffiliated with Holdings, its wholly owned subsidiary, MEDIQ/PRN Life Support Services -- I, Inc. ('PRN-NEW'), and MEDIQ. Such companies provided financing, guaranteed certain liabilities and conducted certain other business transactions with the Company (Notes B, F, H and J).

     Inventories -- Inventories, which consist of finished goods held for sale and repair parts for rental equipment, are stated at the lower of cost (first-in, first-out method) or market.

     Rental Equipment and Property, Plant and Equipment -- Rental equipment and property, plant and equipment are stated at cost. Capital leases are recorded at the lower of fair market value or the present value of future lease payments. The Company provides for depreciation and amortization on a straight-line basis as follows:

Rental equipment..............................       3 to 10 years
Building......................................            25 years
Building improvements.........................            10 years
Machinery and equipment.......................       1 to 10 years
Furniture and fixtures........................       2 to 10 years

     Goodwill -- The purchase price in excess of the net assets acquired, is being amortized on a straight line basis over periods from twenty ($25,562,000) to forty years ($801,000). Amortization expense for the years ended September 30, 1995, 1994, and 1993 was $1,298,000, $1,112,000 and $930,000, respectively.
Accumulated amortization as of September 30, 1995 and 1994 was $3,823,000 and $2,525,000, respectively.

     Carrying value of long-term assets -- The Company evaluates the carrying value of long-term assets, including rental equipment, goodwill and other intangible assets, based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

     Investments in Marketable Securities -- Investments in marketable securities consist primarily of U.S. Treasury Bills and are carried at cost, which approximates market. These investments collateralize the Senior Secured Notes due 1999 issued in July 1992 (the 'Senior Secured Notes').

     Income Taxes -- The Company is included in the consolidated federal income tax returns of MEDIQ. Calculation of the Company's federal income tax expense on a separate return basis would not result in any material change in the amounts reflected in the accompanying consolidated statements of operations. Income taxes are provided based on the liability method pursuant to Statement of Financial Accounting Standard ('SFAS') No. 109, 'Accounting for Income Taxes.'

     Revenue Recognition -- Revenue is recognized in accordance with the terms of the related rental agreement and upon the usage of the related rental equipment.

     Reclassifications -- Certain reclassifications have been made to the prior years' balances so as to conform to the current year's presentation.

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE B. SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

     The Company financed the purchase of $976,000, $4,623,000 and $7,554,000 of equipment with capital leases during the years ended September 30, 1995, 1994 and 1993, respectively.

     As of September 30, 1995, 1994, and 1993, the Company had $809,000, $1,315,000 and $1,110,000, respectively, of rental equipment purchases included in accounts payable.

     In fiscal 1994, the Company financed a portion of its acquisitions with notes payable of $7,815,000.

     In fiscal 1993, MEDIQ transferred its right, title and interest in a facility utilized as MEDIQ's and the Company's corporate headquarters to the Company in exchange for the assumption by the Company of the indebtedness related to the facility of $741,000, application of the deposit the Company had with MEDIQ of $4,042,000, issuance of a $954,000 note payable to MEDIQ, the receipt of a $568,000 capital contribution from MEDIQ and assumption of $58,000 of accounts payable.

NOTE C. ACQUISITION

     On September 30, 1994, PRN-NEW acquired the life support and critical care medical rental equipment inventory of Kinetic Concepts, Inc. ('KCI'). In addition, the Company signed a revenue sharing agreement with PRN-NEW, whereby the Company will rent and maintain PRN-NEW's medical rental equipment inventory. Through the term of the revenue sharing agreement the Company will remit, on a monthly basis, 55% of the gross billed revenue generated by PRN-NEW's medical rental equipment.

     In connection with the transaction noted above, the Company acquired all of KCI's disposable and repair parts inventory. The purchase price was $7,553,000, consisting of $2,000,000 in cash and a discounted note payable to KCI of $5,553,000 ($5,836,000 face value). The excess of the purchase price over the fair market values of the inventory acquired has been recorded as goodwill and is being amortized over 20 years.

NOTE D. RENTAL EQUIPMENT AND PROPERTY, PLANT AND EQUIPMENT

                                                                          SEPTEMBER 30,
                                                                  ----------------------------
                                                                      1995            1994

                                                                  ------------    ------------
Rental equipment................................................  $158,954,000    $170,031,000
Less: accumulated depreciation and amortization.................    75,400,000      71,047,000
                                                                  ------------    ------------
                                                                  $ 83,554,000    $ 98,984,000
                                                                  ============    ============

Land............................................................  $    149,000    $    149,000
Building and improvements.......................................     6,004,000       5,986,000
Machinery and equipment.........................................     3,797,000       2,862,000
Furniture and fixtures..........................................     1,877,000       1,762,000
Leasehold improvements..........................................       167,000         132,000
                                                                  ------------    ------------
                                                                    11,994,000      10,891,000
Less: accumulated depreciation and amortization.................     2,979,000       2,000,000
                                                                  ------------    ------------
                                                                  $  9,015,000    $  8,891,000
                                                                  ============    ============

     Depreciation and amortization expense of rental equipment for the years ended September 30, 1995, 1994 and 1993 was $18,523,000, $18,257,000, and
$15,926,000, respectively. Depreciation and

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D. RENTAL EQUIPMENT AND PROPERTY, PLANT AND EQUIPMENT -- CONTINUED

amortization expense of property, plant and equipment for the years ended September 30, 1995, 1994, and 1993 was $997,000, $844,000, and $521,000,
respectively.

NOTE E. NOTES PAYABLE

     The Company has a $15,000,000 revolving line of credit from a financial institution. Borrowings under the line bear interest at the prime rate (8.75% at September 30, 1995) plus 1.50% and is collateralized by accounts receivable, a pledge of the common stock of Holdings, PRN-NEW and the Company, and a second mortgage on real estate. The Company's ability to borrow under the line can not exceed eligible collateral without the prior permission of the lender. At September 30, 1995, the Company had no amounts outstanding under the line of credit, and based upon management's analysis of the eligible collateral, the Company had $15,000,000 available for borrowing.

NOTE F. LONG-TERM DEBT



                                                                          SEPTEMBER 30,
                                                                  ----------------------------
                                                                      1995            1994
                                                                  ------------    ------------
Senior Secured Notes with interest of 12.125% maturing in
  1999..........................................................  $100,000,000    $100,000,000
Capital lease obligations with interest rates of 9.12% to 20.96%
  maturing through 2000.........................................     8,800,000      10,246,000
Mortgage with interest of 7.75% maturing through 1999...........       525,000         627,000
KCI note payable, non-interest bearing maturing October 1995
  discounted at 8%..............................................       584,000       5,553,000
Note payable, non-interest bearing maturing December 1995
  discounted at 7.75%...........................................       855,000       2,155,000
Term loan.......................................................            --         989,000
                                                                  ------------    ------------
                                                                   110,764,000     119,570,000
Current portion.................................................     4,161,000      11,100,000
                                                                  ------------    ------------
                                                                  $106,603,000    $108,470,000
                                                                  ============    ============

     In July 1992, the Company issued the Senior Secured Notes with interest payable semi-annually on January 1 and July 1. The Senior Secured Notes are collateralized by substantially all of PRN-OLD's rental equipment, property and equipment, and the Company's investment in marketable securities. The Senior Secured Notes are redeemable, in whole or in part, at the option of the Company at any time on or after July 1, 1997 at specified redemption prices. The Company is obligated to make offers to purchase the Senior Secured Notes under certain circumstances. In 1995, the Company was not obligated to make any such offers.

     On October 1, 1995, pursuant to an amendment to the Senior Secured Notes indenture, the interest rate on the Senior Secured Notes increased from 11.125% to 12.125%. The interest rate on the Senior Secured Notes will decrease to 11.125% if and when PRN-NEW's rental equipment, as defined, becomes collateral for the Senior Secured Notes.

     Under the terms of the indenture relating to the Senior Secured Notes, the KCI note payable, and the line of credit, as amended, the Company is required to maintain specified financial ratios, and is limited in the amount of dividends, additional borrowings, and payments that may be made to MEDIQ. As of September 30, 1995, the Company did not comply with certain covenants under the line of credit

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F. LONG-TERM DEBT -- CONTINUED

including the working capital and tangible net worth requirements. Subsequent to September 30, 1995, the Company obtained the necessary waivers and amendments from its lender, regarding these ratios and limitations. The most restrictive provision limits the amount of dividends, if any, the Company can pay to one-half of the Company's cumulative net income, as defined. As of September 30, 1995, the Company was not permitted to pay any dividends pursuant to such provision.

     Maturities of long-term debt are as follows:

YEAR ENDING SEPTEMBER 30,
     1996................................................  $  4,161,000
     1997................................................     2,826,000
     1998................................................     2,127,000
     1999................................................   101,500,000
     2000................................................       150,000
                                                           ------------
                                                           $110,764,000
                                                           ============

     At September 30, 1995, rental equipment included assets capitalized under lease obligations with a cost of $13,420,000 and a net book value of $10,529,000. MEDIQ is a guarantor on certain of the Company's long-term debt in an aggregate amount of $6,745,000 as of September 30, 1995. The mortgage is collateralized by the land and building.

NOTE G. LEASES

     The Company leases certain operating and administrative facilities and certain equipment and vehicles under operating leases. Certain rental equipment is leased under capital leases. Future minimum payments under non-cancelable capital and operating leases are as follows:

                                                                           CAPITAL        OPERATING
YEAR ENDING SEPTEMBER 30,                                                   LEASES          LEASES
                                                                        -------------   ------------

     1996.............................................................    $ 3,394,000    $ 4,356,000
     1997.............................................................      3,211,000      3,282,000
     1998.............................................................      2,245,000      1,932,000
     1999.............................................................      1,520,000        767,000
     2000.............................................................         42,000        447,000
                                                                          -----------    -----------
Total minimum lease payments..........................................     10,412,000    $10,784,000
                                                                                         ===========

Amount representing interest..........................................     (1,612,000)
                                                                          -----------
Present value of minimum lease payments...............................    $ 8,800,000
                                                                          ===========


     Rental expense for operating leases was $5,084,000, $4,468,000 and $4,474,000 for the years ended September 30, 1995, 1994, and 1993, respectively.

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE H. INCOME TAXES

     Income tax expense consists of the following:


                                           1995                      1994                        1993
                                ------------------------  --------------------------  --------------------------
                                                            YEAR ENDED SEPTEMBER 30,
                                --------------------------------------------------------------------------------
                                   FEDERAL       STATE       FEDERAL        STATE       FEDERAL        STATE
                                -------------  ---------  -------------  -----------  -----------  -------------
Income taxes currently
  payable.....................  $          --  $      --  $          --  $    38,000  $        --  $      27,000
Deferred income taxes.........     (1,202,000)    28,000     (2,196,000)     154,000     (839,000)     1,522,000
                                -------------  ---------  -------------  -----------  -----------  -------------
Income tax (benefit)
  expense.....................  $  (1,202,000) $  28,000  $  (2,196,000) $   192,000  $  (839,000) $   1,549,000
                                =============  =========  =============  ===========  ===========  =============


     The difference between the Company's provision for income taxes and the income taxes computed using the U.S. federal income tax rate were as follows:


                                                                              YEAR ENDED SEPTEMBER 30,
                                                                    ------------------------------------------
                                                                         1995           1994           1993
                                                                    -------------   ------------    ----------
Statutory (benefit) expense.......................................    $(1,340,000)   $(2,818,000)   $  187,000
State (benefit) tax, net of federal benefit.......................        (29,000)       127,000     1,022,000
Goodwill amortization.............................................        340,000        344,000       281,000
Other.............................................................       (145,000)       343,000      (780,000)
                                                                      -----------    -----------    ----------
Effective income tax (benefit) expense............................    $(1,174,000)   $(2,004,000)   $  710,000
                                                                      ===========    ===========    ==========


     Significant components of the Company's deferred tax assets and liabilities was as follows:


                                                                                 SEPTEMBER 30,
                                                                         -----------------------------
                                                                               1995           1994
                                                                         --------------    -----------
LIABILITIES
Depreciation..........................................................      $25,670,000    $26,400,000
Reserves..............................................................          800,000        800,000
Goodwill..............................................................           32,000             --
Other.................................................................          648,000        383,000
                                                                            -----------    -----------
                                                                             27,150,000     27,583,000
ASSETS
Net operating losses..................................................       13,371,000     12,592,000
Accrued expenses and reserves.........................................        3,744,000      4,396,000
Other.................................................................        1,061,000        460,000
                                                                            -----------    -----------
                                                                             18,176,000     17,448,000
                                                                            -----------    -----------
Net deferred tax liability                                                  $ 8,974,000    $10,135,000
                                                                            ===========    ===========

     Pursuant to a tax allocation/sharing agreement, the Company has agreed to reimburse MEDIQ for any future tax assessment against MEDIQ resulting from the Company's operations, the Company will be reimbursed by MEDIQ for any future tax benefit derived by MEDIQ resulting from the Company's operations, and the Company will be indemnified for certain tax liabilities. Taxes currently payable or receivable will be reimbursed by the respective parties only to the extent such payables or receivables would be realized on a separate return basis. In fiscal 1995, 1994 and 1993, the Company generated Federal income tax benefits of $800,000, $2,941,000 and $5,484,000, respectively. Such benefits have been utilized to reduce deferred taxes in accordance with SFAS No. 109 (fiscal 1995 and 1994) and SFAS No. 96 (fiscal 1993).

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE I. WARRANT

     In May 1992, the Company issued a warrant to a lender to purchase 2.5% of the common stock of the Company for a nominal amount, subject to certain conditions. Such warrant expires on May 29, 1999.

NOTE J. TRANSACTIONS WITH AFFILIATES

     Services Agreement -- As of May 29, 1992, the Company entered into a Services Agreement with MEDIQ pursuant to which the Company may obtain financial and other management, legal, human resources, accounting, tax, risk and automotive fleet management services. Services provided by MEDIQ are charged at the rates defined in the agreement. The Company has the discretion to obtain services from MEDIQ or unrelated third parties. The services agreement may be terminated by either party upon not less than ninety days written notice. The Company incurred $200,000 under the services agreement for each of the years ended September 30, 1995, 1994, and 1993.

     Due to MEDIQ -- As of September 30, 1995 amounts due to MEDIQ of $1,689,000 represent unpaid charges pursuant to the services, insurance and reimbursement agreements and advances made by MEDIQ. As of September 30, 1994, MEDIQ owed the Company $70,000 which represents unpaid rent and related costs under MEDIQ's lease of a portion of the Company's facility. Amounts outstanding with MEDIQ bear interest at prime plus 1.75%.

     Building Transfer -- Effective September 30, 1993, MEDIQ transferred to the Company all of its rights, title and interest in the facility utilized as MEDIQ's and the Company's corporate headquarters. The transfer was made at MEDIQ's historical net book value. In addition, the Company and MEDIQ entered into a lease agreement whereby MEDIQ leases a portion of the facility through September 1996. Rent is based on the Company's cost to operate the facility and the amount of space utilized by MEDIQ. The Company generated $769,000 and $1,045,000 of revenue from MEDIQ's lease for the year ended September 30, 1995 and 1994, respectively.

     Prior to the transfer of the facility to the Company, the Company leased its portion of the facility for a portion of fiscal 1993 from MEDIQ. For the year ended September 30, 1993, the Company paid MEDIQ $406,000 under this lease.

     Insurance -- The Company obtains its insurance for workers' compensation, automobile liability, general liability, product liability, property, fidelity, fiduciary and other coverages through MEDIQ, pursuant to an insurance program agreement. Insurance expense under such programs was approximately $1,833,000, $1,688,000, and $1,648,000 for the years ended September 30, 1995, 1994, and
1993, respectively.

     Retirement Plan -- Substantially all of the Company's employees are eligible to be participants in the MEDIQ retirement plan. The plan provides defined benefits based on years of credited service and level of compensation. The Company has made annual contributions on their behalf for the years ended September 30, 1995, 1994 and 1993 in the aggregate amount of $504,000, $516,000 and $291,000, respectively.

     Savings Plan -- Certain of the Company's employees participate in the MEDIQ savings plan. The Company has made annual contributions on their behalf for the years ended September 30, 1995, 1994 and 1993 in the aggregate amount of $202,000, $162,000, and $122,000, respectively.

     MEDIQ Stock Option Plan -- MEDIQ maintains stock option plans under which officers and key employees of MEDIQ and its subsidiaries, including the Company, are eligible to participate. The Stock Option Committee, appointed by MEDIQ's Board of Directors, determines who shall participate, and the number, exercise price, and other terms and provisions of the options to be granted. At

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE J. TRANSACTIONS WITH AFFILIATES -- CONTINUED

September 30, 1995, officers and key employees of the Company held options exercisable for 691,555 shares of MEDIQ's common stock.

     Revenue Sharing Agreement -- On September 30, 1994, in connection with the acquisition of the KCI assets, the Company entered into a revenue sharing agreement with PRN-NEW. During fiscal 1995, the Company incurred $30,000,000 of operating expense under the revenue sharing agreement, which was guaranteed. Had the provisions of the revenue sharing agreement not guaranteed a minimum, the Company would have recognized $24,400,000 of operating expenses for the year ended September 30, 1995 pursuant to the terms of such agreement. Amounts recognized under the agreement are based upon, among other factors, the rates charged, the length of the rental, and whether the specific unit owned by PRN-NEW is rented by the Company. As such, costs recognized by the Company under the revenue sharing agreement in future years are subject to fluctuation, up or down, as compared to fiscal 1995, and such fluctuations may be material.

     As of September 30, 1995, the Company owed PRN-NEW $4,443,000 pursuant to the revenue sharing agreement. As of September 30, 1994, the Company made an advance payment in the amount of $2,490,000 under such agreement.

     MEDIQ Mobile X-Ray -- During fiscal 1995, the Company recognized rental revenue from MEDIQ Mobile X-Ray, Inc., a wholly owned subsidiary of MEDIQ, of $1,163,000.

NOTE K. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value amounts have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

     Cash, accounts receivable and accounts payable -- The carrying amounts of these items are a reasonable estimate of their fair values at September 30, 1995.

     Long-term debt (excluding capital leases) -- The fair value of the Company's traded debt is based upon quoted market prices for that debt. Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues for which quoted market prices are not available. The carrying amount and estimated fair value of long-term and subordinated debt excluding capital leases as of September 30, 1995 was $101,964,000 and $102,964,000, respectively, and as of September 30, 1994 was $109,324,000 and $104,324,000, respectively.

     The fair value estimates presented herein are based upon pertinent information available to management as of September 30, 1995, and have not been comprehensively revalued for purposes of these financial statements since that date. Current estimates of fair value may differ significantly from the amounts presented herein.

NOTE L. COMMITMENTS AND CONTINGENCIES

     The Company, pursuant to an agreement dated December 6, 1992 has agreed to purchase from one of its vendors certain rental equipment, subject to adjustment, and to provide certain rental equipment for remanufacture. In addition, the Company has agreed to purchase other rental equipment,

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

NOTE L. COMMITMENTS AND CONTINGENCIES -- CONTINUED

remanufacturing services, parts, subassemblies, supplies and accessories through fiscal 1997. The Company's total commitment under this agreement, valued at prices in effect as of September 30, 1995 is as follows:

                                                                                       REMANUFACTURING SERVICES
YEAR ENDING                                                               RENTAL         PARTS, SUBASSEMBLIES,
SEPTEMBER 30,                                                            EQUIPMENT     SUPPLIES AND ACCESSORIES
- ----------------------------------------------------------------------  -----------  -----------------------------
     1996.............................................................    $877,000      $1,311,000 to 1,734,000
     1997.............................................................          --                      436,000

     The Company has certain pending legal claims incurred in the normal course of business, which in the opinion of management, will not have a material adverse effect on the Company.

                                    ANNEX C

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                         CONDENSED FINANCIAL STATEMENTS

                    NINE MONTHS ENDED JUNE 30, 1996 AND 1995


                                                                                                        PAGE NUMBER
                                                                                                        -----------

Condensed Balance Sheets as of June 30, 1996 (Unaudited)
  And September 30, 1995............................................................................        C-3

Condensed Statements of Operations -- Three and
  Nine months ended June 30, 1996 and 1995 (Unaudited)..............................................        C-4

Condensed Statements of Cash Flows -- Nine months
  Ended June 30, 1996 and 1995 (Unaudited)..........................................................        C-5

Notes to Condensed Financial Statements.............................................................        C-6

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                            CONDENSED BALANCE SHEETS

                                                                                      JUNE 30,        SEPTEMBER 30,
                                                                                        1996             1995
                                                                                  ----------------  ----------------
                                                                                  (UNAUDITED)         (SEE NOTE A)
ASSETS
Current assets:
  Cash........................................................................      $    659,000      $  1,591,000
  Accounts receivable -- net..................................................        31,740,000        26,870,000
  Inventories.................................................................         6,163,000         4,178,000
  Due from PRN-NEW-revenue share..............................................         1,052,000                --
  Prepaid expenses and other current assets...................................         7,219,000         3,645,000
                                                                                    ------------      ------------
Total current assets..........................................................        46,833,000        36,284,000
Rental equipment -- net.......................................................        74,729,000        83,554,000
Property, plant and equipment -- net..........................................         9,298,000         9,015,000
Goodwill -- net...............................................................        21,566,000        22,540,000
Other assets..................................................................         7,970,000         3,330,000
                                                                                    ------------      ------------

Total assets..................................................................      $160,396,000      $154,723,000
                                                                                    ============      ============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable...............................................................      $  7,900,000      $         --
  Accounts payable............................................................         9,598,000         5,050,000
  Accrued payroll and related taxes...........................................         2,445,000         1,917,000
  Accrued interest............................................................         6,125,000         2,857,000
  Other accrued expenses......................................................         4,094,000         6,555,000
  Due to PRN-NEW-revenue share................................................                --         4,443,000
  Long-term debt -- current...................................................         2,807,000         4,161,000
                                                                                    ------------      ------------
Total current liabilities.....................................................        32,969,000        24,983,000
Long-term debt, less current maturities.......................................       104,501,000       106,603,000
Deferred income taxes.........................................................        11,065,000        10,852,000
Other liabilities.............................................................         1,510,000         1,808,000
Stockholder's equity..........................................................        10,351,000        10,477,000
                                                                                    ------------      ------------
Total liabilities and stockholder's equity....................................      $160,396,000      $154,723,000
                                                                                    ============      ============


                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                   THREE MONTHS ENDED JUNE 30,       NINE MONTHS ENDED JUNE 30,
                                                   ---------------------------      ----------------------------
                                                      1996            1995              1996            1995
                                                   -----------     -----------      ------------     -----------

Net Revenue...................................     $33,624,000     $32,163,000      $101,231,000     $99,215,000

Operating costs and expenses:
  Operating...................................      20,802,000      20,475,000        61,180,000      61,780,000
  General and administrative..................       4,285,000       4,280,000        13,137,000      12,975,000
  Depreciation and amortization...............       5,450,000       5,538,000        16,082,000      15,758,000
                                                   -----------     -----------      ------------     -----------
                                                    30,537,000      30,293,000        90,399,000      90,513,000
                                                   -----------     -----------      ------------     -----------

Operating income..............................       3,087,000       1,870,000        10,832,000       8,702,000

Interest expense..............................       3,531,000       3,483,000        10,480,000      10,655,000
                                                   -----------     -----------      ------------     -----------

(Loss) income before
  income tax (benefit) expense................        (444,000)     (1,613,000)          352,000      (1,953,000)

Income tax (benefit) expense..................         (69,000)       (442,000)          478,000        (370,000)
                                                   -----------     -----------      ------------     -----------
Net loss......................................     $  (375,000)    $(1,171,000)     $   (126,000)    $(1,583,000)
                                                   ===========     ===========      ============     ===========


                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                                      NINE MONTHS ENDED JUNE 30,
                                                                                      ---------------------------
                                                                                         1996            1995
                                                                                      -----------     -----------

Net cash used in operating activities............................................     $ 1,203,000     $ 7,367,000
Cash Flows from Investing Activities:
  Purchases of rental and equipment..............................................      (5,766,000)     (3,231,000)
  Purchases of property and equipment............................................      (1,148,000)       (730,000)
  Proceeds from sale of equipment................................................       2,269,000       1,136,000
  Other..........................................................................      (1,882,000)        601,000
                                                                                      -----------     -----------

Net cash provided by investing activities........................................      (6,527,000)     (2,224,000)

Cash Flows from Financing Activities:
  Proceeds from issuance of long-term debt.......................................              --         960,000
  Principal payments under long-term debt........................................      (3,508,000)     (8,820,000)
  Net activity of notes payable to bank..........................................       7,900,000       3,898,000
                                                                                      -----------     -----------

Net cash provided by (used in) financing activities..............................       4,392,000      (3,962,000)
                                                                                      -----------     -----------

Net (decrease) increase in cash..................................................        (932,000)      1,181,000

Cash:
  Beginning of period............................................................       1,591,000         192,000
                                                                                      -----------     -----------
  End of period..................................................................     $   659,000     $ 1,373,000
                                                                                      ===========     ===========

Supplemental Disclosure of Cash Flow Information:
  Interest paid..................................................................     $ 7,046,000     $ 7,077,000
                                                                                      ===========     ===========

Supplemental Disclosure of non-cash investing and financing activities:
  Equipment financed with capital leases.........................................     $        --     $   976,000
                                                                                      ===========     ===========

  Equipment purchased included in accounts payable...............................     $   914,000     $   173,000
                                                                                      ===========     ===========


                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF PRN HOLDINGS, INC.)

                       NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company -- MEDIQ/PRN Life Support Services, Inc. (the 'Company') is a wholly-owned subsidiary of PRN Holdings, Inc. ('Holdings'). Holdings is a wholly-owned subsidiary of MEDIQ Incorporated ('MEDIQ'). The Company is the largest provider of movable critical care and life support medical equipment on a rental basis to acute care hospitals, home health care companies, nursing homes and alternate care facilities.

     Financial Statements -- The condensed balance sheet as of June 30, 1996 and the condensed statements of operations for the three and nine months ended June 30, 1996 and 1995, and the condensed statements of cash flows for the nine months ended June 30, 1996 and 1995, have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the periods presented have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements for the year ended September 30, 1995 and notes thereto. The results of operations for the three and nine months ended June 30, 1996 are not necessarily indicative of the operating results for the full year.

NOTE B. RENTAL EQUIPMENT

                                                                      JUNE 30,       SEPTEMBER 30,
                                                                        1995             1995
                                                                  --------------     ------------

Rental equipment................................................    $159,782,000     $158,954,000
Less: accumulated depreciation and amortization.................      85,053,000       75,400,000
                                                                    ------------     ------------
                                                                    $ 74,729,000     $ 83,554,000
                                                                    ============     ============

     Depreciation and amortization expense of rental equipment for the nine months ended June 30, 1996 and 1995 was $14,115,000 and $13,709,000,
respectively.

NOTE C. REVENUE SHARING AGREEMENT

     For the nine months ended June 30, 1996 and 1995, the Company incurred operating expenses of $19,620,000 and $22,500,000, respectively, pursuant to a revenue sharing agreement dated September 30, 1994 between the Company and MEDIQ/PRN Life Support Services -- I, Inc. ('PRN-NEW'). PRN-NEW is a wholly owned subsidiary of Holdings. The revenue sharing agreement provides for the Company to pay PRN-NEW 55% of the revenues from the rental by the Company of equipment owned by PRN-NEW with a minimum of $30,000,000 to PRN-NEW for the period October 1, 1994 to September 30, 1995. As of June 30, 1996 the Company made an advance payment in the amount of $1,052,000 under the revenue sharing agreement. As of September 30, 1995, the Company had $4,443,000 due to PRN-NEW under such agreement.

NOTE D. DEBT REFINANCING

     In July 1996, MEDIQ executed a commitment letter with two financial institutions to refinance substantially all of MEDIQ's, PRN-NEW's and the Company's senior debt and working capital facilities and Holdings' subordinated debt. The commitment provides for two term loans aggregating $135 million, a $25 million line of credit, and under certain circumstances, a $100 million revolving credit facility. The interest rate on these facilities will be based upon prime or LIBOR, at the Company's discretion, with a spread based upon the Company's leverage ratio. The interest rate should initially approximate LIBOR plus 3%. MEDIQ expects to finalize the negotiations on the credit agreement shortly and consummate the refinancing by September 30, 1996.

     Facsimile copies of the Consent and Letter of Transmittal, properly completed and validly executed, will be accepted. Consents and Letters of Transmittal, certificates for Notes and any other required documents should be sent or delivered by each holder of Notes or such holder's broker, dealer, commercial bank or trust company to the Depositary at one of its addresses set forth below.

      The Depositary for the Tender Offer and the Consent Solicitation is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

        By Mail:            By Facsimile Transmission      By Hand/Overnight
                                                                Courier:
     American Stock              (718) 234-5001              American Stock
Transfer & Trust Company                                Transfer & Trust Company
     40 Wall Street                                          40 Wall Street
   New York, NY 10005                                      New York, NY 10005

     Requests for assistance and additional copies of this Offer to Purchase and Consent Solicitation, and the Consent and Letter of Transmittal should be directed to the Company's Chief Financial Officer, Michael F. Sandler, at (800) 222-4776. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the Tender Offer and the Consent Solicitation.

          THE DATE OF THIS OFFER TO PURCHASE AND CONSENT SOLICITATION
                               IS AUGUST 22, 1996